Exhibit 10.12

[LETTER HEAD]

SUBLEASE

Sublessor:	Con-way Inc., a Delaware corporation	Subleased Premises:	2855 Campus Drive, Suite 201

Sublessee:	IntelePeer, Inc., a Delaware corporation	Date:	San Mateo, California 94403 August 1, 2008

1.     Parties:

This sublease (“Sublease”) is made and entered into as of August 1, 2008, by and between Con-way Inc. (“Sublessor”), and IntelePeer, Inc. (“Sublessee”), under the Master Lease dated May 9, 2005, between Penlark, L.P., as Lessor and CNF Inc. (which changed its legal name to Con-way Inc. as of April 18, 2006) as Sublessor under this Sublease and as Lessee under the Master Lease. Sublessor hereby represents and warrants to Sublessee that to the best of Sublessor’s knowledge: (i) the Master Lease attached hereto as Exhibit A has been executed and delivered by Lessor and Sublessor and constitutes the entire agreement of the parties thereto relating to the lease of the Demised Premises; (ii) no default or breach by Sublessor or, to the best of Sublessor’s knowledge, by Lessor exists under the Master Lease; (iii) no event has occurred that, with the passage of time, the giving of notice, or both, otherwise would constitute a default or breach by Sublessor or, to the best of Sublessor’s knowledge, by Lessor under the Master Lease; and (iv) subject to the receipt of Lessor’s written consent hereto, Sublessor has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. Sublessee hereby represents and warrants to Sublessor that to the best of Sublessee’s knowledge that Sublessee has the right and power to execute and deliver this Sublease and to perform its obligations hereunder. A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated herein by this reference.

2.     Provisions Constituting Sublease:

2.1           This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas, except as specifically set forth herein. Sublessor hereby agrees to cause Lessor, under the Master Lease, to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee’s use of the common areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiations of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease

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and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor, (a) from assigning its interest in this Sublease or (b) exercising any other rights it has or may in the future have under the Master Lease.

Sublessor covenants as follows: (i) not to voluntarily terminate the Master Lease (except at the end of the term of the Master Lease or pursuant to an express termination right under the Master Lease); and (ii) not to modify the Master Lease so as to materially adversely affect Sublessee’s rights hereunder, without the prior written consent of Sublessee. Notwithstanding anything to the contrary in this Sublease, if at any time during the term of this Sublease, Master Landlord shall default in any of its obligations to furnish facilities, services or utilities, or to make repairs to the Premises, then Sublessor shall, upon written notice from Sublessee specifying such default, use commercially reasonable efforts to cause Lessor to cure such default as provided in the Lease.

2.2                                 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. The following paragraphs of the Master Lease shall not be included in this Sublease: Articles 1 (with the exception of the definition of the default rate), 2, 3 (with the exception of Section 3.3), 5, 9.6, 24.5, 24.14, 24.15 and Exhibit A. Notwithstanding anything in this Sublease or the Master Lease to the contrary, Sublessee shall be required, at its own cost and expense, to obtain and maintain in full force and effect at all times during the term of this Sublease appropriate worker’s compensation insurance and insurance for its personal property.

3.     Subleased Premises:

Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 6,680 rentable square feet, located on the second (2nd) floor of 2855 Campus Drive, San Mateo, California as shown and described in Exhibit “B”.

4.     Rent:

Upon execution of this Agreement, Sublessee shall pay to Sublessor as Rent for the Subleased Premises the sum of Sixteen thousand two hundred fifty and 00/100 Dollars ($16,250.00 Full Service), representing the third (3rd) month’s rent. Thereafter, rent shall be in accordance with the following schedule:

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Months	Amount per square foot/Full Service
1-2	$0
3 – 12	$3.25 ($16,250.00 per month - rent based on 5,000 RSF)
13 – 24	$3.35 ($22,378.00 per month)
25 – 36	$3.45 ($23,046.00 per month)
37 – 48	$3.55 ($23,714.00 per month)
49 – 59	$3.65 ($24,382.00 per month)

The rental amount shall be paid, without deductions, offset, prior notice or demand, to Sublessor at the following address: Beverly Eubanks, Con-way Enterprise Services Inc., 1717 NW 21st Avenue, Portland, OR 97209. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

5.     Operating Expenses:

The Sublease shall be full service in nature. Sublessee shall be responsible for its pro-rata share of any increases in the operating expenses over and above a base year of 2009. Sublessee shall be responsible for all charges, based on actual usage, related to after-hours HVAC usage within the Premises, in accordance with the normal business hours for the Subleased Premises set forth in Section 21 below. Sublessee’s Pro Rata Share shall be determined in the same manner as Sublessor’s Pro Rata Share is determined under the Master Lease, except that for the purposes of such calculation, the Demised Premises shall be the Subleased Premises under this Sublease (i.e., comprising 6,680 square feet of space). Accordingly, Sublessee’s Pro Rata Share is 9.08%. For the avoidance of doubt, Sublessee’s share of the space Sublessor leases under the Master Lease is 13.56%. Also for the avoidance of doubt, Sublessee agrees that it is responsible for setting up and maintaining telephone and internet service in its own name during the term of this Sublease.

6.     Security Deposit:

Upon execution of this Agreement, Sublessee shall pay to Sublessor $50,000.00 as a non-interest bearing Security Deposit. Sublessor shall not be required to hold the Security Deposit in a separate bank account and may commingle the Security Deposit with other funds. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within ten (10) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor.

7.     Rights of Access and Use:

7.1        Use:

Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement of this Sublease.

7.2        Furniture:

Sublessee shall have use of the existing cubicles and office furniture during the sublease term at no additional charge. An inventory list of the cubicles and furniture is attached hereto as

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Exhibit “C”. Sublessee shall maintain the cubicles and furniture in good condition and shall leave said items to Sublessor at the termination of the sublease term in the same condition as received, excepting normal wear and tear.

8.     Sublease Term:

8.1        Sublease Term:

The Sublease Term shall be for the period commencing on October 1, 2008, and continuing through August 31, 2013. In no event shall the Sublease Term extend beyond the Term of the Master Lease. Sublessee shall have rent-free early access to the Premises two (2) weeks prior to the Commencement Date for the purpose of office set-up, provided that Sublessee does not interfere with Sublessor’s ability to complete the Tenant Improvements in a timely manner.

8.2        Inability to Deliver Possession:

In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor delivers possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor’s consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event Sublessor has been unable to deliver possession of the Subleased Premises within thirty (30) days from the commencement date, Sublessee, at Sublessee’s option, may terminate this Sublease.

9.     Notices:

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment.

Sublessor’s Address:	2855 Campus Drive, Ste. 300	Sublessee’s Address:	2855 Campus Drive, Ste. 201
	San Mateo, CA 94403		San Mateo, CA 94403
Attn:	Jennifer W. Pileggi	Attn:	Andre Simone
Phone Number:	(650) 378-5326	Phone Number:	(650) 235-8503
E-mail:	Pileggi.Jennifer@Con-way.com	E-Mail:	asimone@IntelePeer.com

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10.  Broker Fee:

Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker the sum of $63,231.52 for brokerage services rendered by Broker to Sublessor in this transaction. Said Broker Fee shall be split equally by Cornish & Carey Commercial and NAI BT Commercial.

11.  Broker Representation:

The only Brokers involved in this Sublease are Cornish & Carey Commercial representing Sublessor and NAI BT Commercial representing Sublessee. Each party warrants and represents to the other that, except as provided in the two preceding sentences, such party has retained no broker or other party that is entitled to any fee or commission in connection with this Sublease, and such party agrees to indemnify, defend and hold harmless the other party from any and all liabilities, claims or damages arising out of such party’s breach of the foregoing warranty and representation.

12.  Compliance with Americans With Disabilities Act:

Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (I) Sublessee’s particular use of the Subleased Premises or any portion thereof not related to general office use; (2) the use by a Sublessee by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 12 shall be a condition of Sublessor granting its consent to any assignment or Sublease of all or portion of this Sublease and the Subleased Premises described in this Sublease.

13.  Compliance with Nondiscrimination Regulations:

It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

14.  Toxic Contamination Disclosure:

Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Toxics). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for “clean up” caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited

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to, matters relating to: (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621 – 2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development “Special Flood Zone Area Maps”, as applicable.

Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties. Sublessee shall have no responsibility or liability for the remediation of hazardous materials present on or under the Subleased Premises or the Building, except to the extent such presence is caused by the acts or omissions of Sublessee or Sublessee’s employees, agents or contractors.

15.  Tenant Improvements:

Sublessor, at Sublessor’s expense, shall perform the following Tenant Improvements per the attached Exhibit “B”. Notwithstanding anything to the contrary in this Sublease or the Master Lease, Sublessee shall not be required to remove the Tenant Improvements.

1)     Demise the Subleased Premises

2)     Provide exclusive access to the kitchen area off of the proposed interior corridor

3)     Create one (1) small server closet with dedicated HVAC (Sublessee shall be responsible for its own wiring costs)

16.  Signage:

Sublessee, at Sublessee’s sole cost and expense, shall have rights to its pro-rata share of the building standard lobby signage.

17.  Parking:

In accordance with the terms of the Master Lease, Sublessee shall have the use of its pro-rata share of the parking at no charge throughout the term of this Sublease.

18.  Assignment & Subleasing:

In accordance with the terms of the Master Lease, Sublessor agrees that Sublessee may sub-sublease all or a portion of the Subleased Premises to tenants reasonably acceptable to Sublessor and Lessor. Any profits, after all relevant costs, fees, expenses and commissions have been paid and the terms of Section 15.1(F) of the Master Lease have been fulfilled, shall be split 50/50 between Sublessor and Sublessee. Sublessor agrees to use its best efforts to work with Lessor to (i) clarify in writing any

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inconsistencies between Sections 15.1(A) and 15.1(G) of the Master Lease and (ii) obtain Lessor’s consent to amend this Sublease to include parallel clarifying language.

19.  Option to Terminate:

Sublessee shall have a one-time right to terminate the sublease effective on the last day of the thirty sixth (36th) month of the Sublease term by providing no less than six (6) months written notice to Sublessor and payment of a termination fee in the amount of fifty thousand dollars ($50,000.00). Such termination fee shall be paid by Sublessee to Sublessor no later than 180 days after the date of such written notice of termination.

20.  Access Control / Security:

Subject to Sublessor’s and Lessor’s review and written approval, Sublessee shall have the right to install a controlled access (card key) system to secure the Subleased Premises.

21.  Building Access:

In accordance with Article I of the Master Lease, normal business hours for the Building are Monday through Friday: 7:00 A.M. to 6:00 P.M. Sublessee shall have 24/7 access to the Premises.

22.  Consent of Master Landlord: This Sublease shall not be operative or deemed effective for any purpose whatsoever unless and until the written consent of Lessor to this Sublease has been obtained (the “Consent”). Promptly following execution and delivery hereof; Sublessor will submit this Sublease to Lessor for such Consent. Sublessee agrees that it shall cooperate in good faith with Sublessor and shall comply with any reasonable request made of Sublessee by Sublessor or Lessor in connection with the procurement of the Consent. In the event the Consent is not delivered to Sublessee on or before the date occurring fifteen (15) Business Days after the date that this Sublease is fully executed and delivered to Lessor or any reason other than Sublessee’s failure to cooperate in good faith with efforts to obtain such Consent, Sublessee may, in its sole discretion, cancel this Sublease by giving written notice to Sublessor and Lessor before the Consent is actually delivered to Sublessee.

23.  Indemnification: Sublessor shall indemnify, protect, defend (with counsel reasonably acceptable to Sublessee) and hold Sublessee harmless from any claims, damages, liabilities, judgments, costs or expenses, which may be asserted against Sublessee arising from injury to, or death of, any person or persons or damage to, or destruction of, any property occurring in or about the Subleased Premises to the extent caused by Sublessor’s negligence or willful misconduct related to the entry onto the Subleased Premises or to the extent arising prior to the Commencement Date of this Sublease, or the breach of this Sublease or the Master Lease by Sublessor. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

Sublessee shall indemnify, protect, defend (with counsel reasonably acceptable to Sublessor) and hold Sublessor harmless from any claims, damages, liabilities, judgments, costs or expenses, which may be asserted against Sublessor arising from injury to, or death of, any person or persons or damage to, or

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destruction of, any property occurring in or about the Subleased Premises to the extent caused by Sublessee’s negligence or willful misconduct related to the Subleased Premises, or the breach of this Sublease by Sublessee. The foregoing indemnity shall survive the expiration or earlier termination of this Sublease.

24.          Waiver of Subrogation: Notwithstanding any provision to the contrary in the Master Lease or Section 23 above„ Sublessor, Sublessee, and (to the extent agreed to by Lessor pursuant to the Consent attached hereto) Lessor each (i) hereby waives all claims for loss or damage to property such party may have against the other to the extent such claims are covered by a commercial property insurance policy carried or required to be carried under the Master Lease, and (ii) shall cause their respective insurers to similarly waive all rights of recovery against the others, and against the officers, employees, partners, agents and representatives of the others, for loss of or damage to the property of the waiving party, to the extent such loss or damage is (or would have been) insured against under any insurance policy carried (or required to be carried) by Lessor, Sublessor, or Sublessee hereunder. Each of Sublessee, Sublessor, and (to the extent agreed to by Lessor pursuant to the Consent attached hereto) Lessor shall obtain a clause or endorsement to the applicable insurance policies carried by such party denying its insurer any rights of subrogation against the other parties.

25.      Confidentiality: The parties acknowledge that, during the term of this Sublease, Sublessee and Sublessor may have access to or acquire, through observation or otherwise, confidential information about the other party, including without limitation business or strategic plans, trade secrets, financial information, sales information or other information regarding such party’s business (“Confidential Information”). Sublessor and Sublessee each acknowledge that the other party’s Confidential Information is the confidential and proprietary information of such party and agree to maintain the other party’s Confidential Information in strict confidence, not use such party’s Confidential Information for its own benefit, and not disclose it to third parties. A party’s obligations hereunder shall not apply to any information which (a) was in the receiving party’s possession prior to any disclosure by the disclosing party; (b) was in the public domain prior to disclosure; (c) subsequently comes into the public domain not due to any unauthorized act or omission on the receiving party’s part; (d) is obtained in good faith from third parties who rightfully disclose the information without restriction; (e) is released by the disclosing party in writing; or (f) is required to be disclosed pursuant to subpoena or other legal process (provided the receiving party gives the disclosing party notice and an opportunity to obtain appropriate protective orders). In the event of a breach or threatened breach of this Section, the disclosing party will be entitled to injunctive relief or similar remedy to specifically enforce the obligations set forth in this Section.

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IN WITNESS WHEREOF, the undersigned Sublessor and Sublessee have executed this Sublease as of the date first set forth above.

Sublessor: Con-way Inc.

By:	/s/ Jennifer W. Pileggi	Date:	8/19/08
Jennifer W. Pileggi
Senior Vice President,
General Counsel and Secretary

Sublessee: Intelepeer, Inc.

By:	/s/ Andre Simone	Date:	8/18/08
Andre Simone, CFO

NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Exhibit “A” Master Lease

Exhibit “B” Premises

Exhibit “C” Furniture Inventory

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LESSOR CONSENT:

The undersigned, Penlark, L.P., as lessor (“Lessor”) under that certain Lease Agreement dated May 9, 2005 (the “Master Lease”) with CNF Inc. (which changed its legal name to Con-way Inc. as of April 18, 2006) (“Sublessor”) for certain premises located at 2855 Campus Drive, San Mateo, California, hereby consents to the entering into of the foregoing Sublease dated as of August 1, 2008 (the “Sublease”) between Sublessor and IntelePeer, Inc., as sublessee (“Sublessee”) and waives any right it may have to terminate the Master Lease or retake the Sublease Premises as a result thereof.

Except as set forth above, nothing contained herein shall: (a) operate as a representation or warranty by Lessor, and Lessor shall not be bound or estopped in any way by the provisions of the Sublease; (b) be construed to modify, waive, impair or effect (i) any of the terms or conditions of the Master Lease or any of Sublessor’s obligations thereunder, or (ii) any rights or remedies of Lessor thereunder or otherwise, and all provisions, covenants, agreements, terms and conditions of the Master Lease are hereby declared to be in full force or effect; or (c) be construed to modify, waive, impair, or affect any present or future breach or default on the part of Sublessor or Sublessee under the Master Lease or otherwise.

In case of any conflict between any of the provisions of the Master Lease or this Consent and the provisions of the Sublease, the provisions of the Master Lease and this Consent shall prevail unaffected by the Sublease. Neither the Sublease nor the Lessor’s consent hereunder shall release or discharge Sublessor from any liability or obligation under the Master Lease, and Sublessor shall remain liable and responsible for the full performance and observance of all provisions of the Master Lease. Any breach or violation of any provisions of the Master Lease beyond any applicable cure period (whether by act or by omission) by Sublessee shall be deemed to be and shall constitute a default by Sublessor in fulfilling provisions, and, in such event, Lessor may exercise its rights and remedies under the Master Lease in the case of such a default.

LESSOR: Penlark, L.P.

By:	/s/ Karen Pell	Date:	8/20/08
Karen Pell

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Penlark, L.P.

as Landlord

AND

CNF Inc.,

as Tenant

LEASE AGREEMENT

Dated: May 9, 2005

Building:	2855 Campus Drive
San Mateo, California

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9.6	Signage	19

ARTICLE X PROPERTY AND OTHER TAXES		20
10.1	Tenant’s Property	20
10.2	Increased Value of Improvements	20

ARTICLE XI INSURANCE AND INDEMNITY		20
11.1	Tenant’s Insurance	20
11.2	Indemnity and Non-Liability	21
11.3	Waiver of Subrogation	22
11.4	Landlord’s Insurance	23

ARTICLE XII DAMAGE BY CASUALTY		23
12.1	Notice	23
12.2	Restoration of Improvements	23
12.3	Damage During Last Year of Lease Term	24

ARTICLE XIII EMINENT DOMAIN		25
13.1	Taking of Demised Premises	25
13.2	Partial or Temporary Taking of Building	25
13.3	Surrender	25
13.4	Rent Adjustment for Partial Taking of Demised Premises	25
13.5	Awards	26
13.6	Waiver	26

ARTICLE XIV RIGHTS RESERVED TO LANDLORD		26
14.1	Access to Demised Premises	26
14.2	Additional Rights	27

ARTICLE XV ASSIGNMENT AND SUBLETTING		28
15.1	Consent Required	28

ARTICLE XVI BANKRUPTCY		30
16.1	Bankruptcy	30
16.2	Measure of Damages	30

ARTICLE XVII DEFAULT		30
17.1	Events of Default	30
17.2	Damages	31
17.3	Waiver of Jury Trial	33
17.4	Default by Landlord	33

ARTICLE XVIII SURRENDER		33
18.1	Possession	33
18.2	Merger	33

ARTICLE XIX HOLDING OVER		34
19.1	Holding Over	34

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ARTICLE XX REMEDIES CUMULATIVE			34
	20.1	No Waiver	34

ARTICLE XXI ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT			34
	21.1	Estoppel Certificate	34
	21.2	Subordination	34
	21.3	Attornment	35
	21.4	Mortgages	35

ARTICLE XXII QUIET ENJOYMENT			36
	22.1	Quiet Enjoyment	36

ARTICLE XXIII NOTICES			36
	23.1	Notices	36

ARTICLE XXIV MISCELLANEOUS PROVISIONS			36
	24.1	Time	36
	24.2	Applicable Law and Construction	36
	24.3	Parties Bound	37
	24.4	No Representations by Landlord	37
	24.5	Brokers	37
	24.6	Severability	37
	24.7	Force Majeure	37
	24.8	Definition of Landlord	37
	24.9	No Option	38
	24.10	Exculpatory Clause	38
	24.11	No Recording	38
	24.12	No Light, View or Air Easements	38
	24.13	Financial Statements	38
	24.14	Right of First Offer	38
	24.15	Satellite Dish	39

EXHIBITS

EXHIBIT A	PLAN SHOWING TENANT’S SPACE
EXHIBIT B	INTENTIONALLY DELETED
EXHIBIT C	RULES AND REGULATIONS

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LEASE

This Lease is made between Landlord and Tenant named in Article 1 as of the date set forth therein. Landlord and Tenant, in consideration of the covenants and agreements contained herein, agree as follows:

ARTICLE I

REFERENCE DATA AND DEFINITIONS

The following are definitions of terms used in this Lease, and each reference in this Lease to any of the following subjects shall be construed to incorporate the data, terms, covenants and provisions stated for that subject in this Article 1, subject to the terms of the balance of this Lease:

DATE OF EXECUTION OF THIS LEASE:	April , 2005

LANDLORD:	Penlark L.P.

LANDLORD’S ADDRESS:	Karen Pell Pell Development Company 100 Smith Ranch Road, Suite 325 San Rafael, CA 94903 Telephone: (415) 491-0901 Facsimile: (415) 491-1431

TENANT:	CNF Inc.

STATE OF TENANT’S FORMATION/INCORPORATION:	a Delaware corporation

TENANT’S ADDRESS:	CNF Inc. 2855 Campus Drive San Mateo, CA 94403

DEMISED PREMISES:	The entire second and third floors of 2855 Campus Drive, as shown on Exhibit A, agreed for all purposes of this Lease to be 49,266 square feet.

LAND:	The Land on which the Building and Common Areas are located.

BUILDING:	2855 Campus Drive San Mateo, CA 94403

PROPERTY:	The Land, the Building and all other improvements located on the Land, including, without limitation, parking areas, driveways, walkways and landscaped areas.

SCHEDULED COMMENCEMENT DATE:	September 1, 2005

SCHEDULED EXPIRATION DATE:	August 31, 2013

TERM:	8 Years; provided that the Term shall include the Renewal Term which becomes effective as provided in this Lease.

RENEWAL TERM:	Two (2) renewal terms of five (5) years each.

MONTHLY FIXED RENT:	Initial Term:
	Months 1-12	— psf
	Months 13-24	— psf
	Months 25-36	— psf
	Months 37-48	— psf
	Months 49-60	— psf
	Months 61-72	— psf
	Months 73-84	— psf
	Months 85-96	— psf

TENANT’S PROPORTIONATE SHARE:	67%

BASE YEAR	2006

DEFAULT RATE:	The lesser of (1) ten percent (10%) per annum, or (2) the maximum rate of interest permitted by law.

SECURITY DEPOSIT AMOUNT:

NORMAL BUSINESS HOURS:	Monday through Friday: 7:00 A.M. to 6:00 P.M.

BROKER	Cornish and Carey Commercial and BT Commercial

ARTICLE II

DEMISED PREMISES AND TERM

2.1                                 Demised Premises. Landlord hereby leases unto Tenant, and Tenant hereby leases from Landlord, the Demised Premises, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease.

2.2                                 Term.

(A)                              The Term and Tenant’s obligation to pay Rent shall commence on the earlier to occur of (the “Commencement Date”) (i) the date that the Demised Premises are available for occupancy, as provided in Section 5.1, or (ii) the date on which Tenant or anyone claiming by, under or through Tenant shall first occupy any portion of the Demised Premises for any purpose other than as provided in Section 2.3, or (iii) the date determined in accordance with the fourth sentence of Section 5.1; and shall end, unless sooner terminated, or extended, as herein provided or pursuant to law, at the close of business on the Scheduled Expiration Date. Notwithstanding the previous sentence, in no event shall the Commencement Date occur earlier than September 1, 2005. If for any reason, other than by reason of any event described in the third sentence of Section 5.1, the Demised Premises are not Substantially Complete (as defined below) by the Scheduled Commencement Date, Landlord shall not be liable for any claims, damages or liabilities in connection therewith or by reason thereof, nor shall the same make this Lease void or voidable, but the Expiration Date shall be extended to a date which shall allow the term of this Lease to be a complete Term (the later of the Scheduled Expiration Date or the date determined pursuant to this sentence being the “Expiration Date”). “Substantially Complete” shall mean that Landlord’s Work is sufficiently complete in accordance with the Plans (as defined in Section 5.1) so that Tenant may occupy the Demised Premises for its intended use. The foregoing notwithstanding, subject to extensions of the October 1, 2005 date caused by a Tenant Delay (as defined in Section 5.1), delays in governmental approvals of Tenant’s Plans and/or an event of force majeure, if Landlord fails to deliver the Demised Premises to Tenant, with Landlord’s Work substantially complete, on or before October 1, 2005, Monthly Fixed Rent shall abate for two (2) days for each day delivery of the Demised Premises is delayed beyond October 1, 2005. There shall be no abatement of Monthly Fixed Rent in the event the October 1, 2005 date is extended due to a Tenant Delay.

(B)                                Following the Commencement Date, the parties shall, at either party’s request, execute a supplemental agreement to become a part hereof setting forth the Commencement Date and Expiration Date of the Term, as determined under the provisions of this Article 2. The parties’ failure to execute such supplemental agreement shall in no way affect Tenant’s obligation to perform under this Lease.

2.3                                 Tenant’s Entry upon Demised Premises before Commencement Date. Provided that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Monthly Fixed Rent and, except as provided for below, the obligation to pay Additional Rent (as defined in Section 3.2 hereof)), Tenant may enter upon the Demised Premises four (4) weeks prior to the Commencement Date to install trade fixtures and furnishings and to make the Demised Premises ready for the conduct of Tenant’s business, provided, however, that Tenant does not interfere with Landlord’s Work (as defined in Section 5.1), if any, and provided further that such contractors as Tenant may engage to undertake such installations and other preparatory work shall be subject to Landlord’s written approval prior to engagement. However, Tenant acknowledges that construction will still be ongoing and Landlord does not assume responsibility for the availability of any services during the period prior to the Commencement Date.

2.4                                 Option to Renew. Provided that Tenant is not in default hereunder beyond the applicable cure period on the date of the Notice to Renew (as hereinafter defined) or on the Expiration Date and on each such date shall be in occupancy of all or a portion of the Demised Premises, Tenant shall have the right to extend the Term, as to the portion of the Demised Premises then occupied by Tenant, for the Renewal Terms described in Article 1 hereof, upon the same terms and conditions as are herein provided, except that (a) Monthly Fixed Rent during the Renewal Term shall be at an annual rate equal to ninety-five percent (95%) of the annual Fair Market Rent (as hereinafter defined) for the Premises for the first year of the Renewal Term, with annual increases thereafter as set forth in Landlord’s Fair Market Rent Notice, (b) Tenant shall have no option to renew this Lease beyond the expiration of the second Renewal Term, and (c) the Premises shall be delivered in their existing condition (on an “as is” basis) at the time the Renewal Term commences. Such right shall be exercised by Tenant by giving notice (the “Notice to Renew”) to Landlord not less than two hundred seventy (270) days and not more than three hundred sixty-five (365) days prior to the Expiration Date of the initial Term or first Renewal Term, as the case may be. Tenant may not exercise the second Renewal Term unless it has exercised the first Renewal Term. Time shall be of the essence for the exercise of each option and once exercised the Notice to Renew may not be rescinded by Tenant. The renewal options set forth in this Section 2.4 are personal to CNF, Inc. and shall not inure to the benefit of any third party other than pursuant to a Permitted Transfer.

(A)                              For the purposes of this Section 2.4, “Fair Market Rent” shall mean the Monthly Fixed Rent that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for the Demised Premises as of the pertinent date in the City of San Mateo, California, with similar amenities, taking into consideration the following: size, location, proposed term and services provided. Fair Market Rent shall be determined by Landlord in a notice (“Fair Market Rent Notice”) delivered to Tenant not later than three (3) months prior to the commencement of the Renewal Term.

(B)                                In the event Tenant shall elect to dispute Landlord’s determination of the Fair Market Rent, Tenant shall be required to notify Landlord of such dispute in writing (the “Dispute Notice”) within thirty (30) days after delivery to Tenant of the Fair Market Rent Notice. Failure by Tenant to so notify Landlord of Tenant’s dispute of the amount thereof shall be deemed to constitute Tenant’s acceptance thereof. If Tenant shall timely notify Landlord of Tenant’s dispute, then the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth. If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the Renewal Term, Tenant shall nevertheless pay Monthly Fixed Rent and all Additional Rent to Landlord with respect thereto from and after the commencement of the Renewal Term, which shall include Monthly Fixed Rent as specified in the Fair Market Rent Notice. If the Fair Market Rent for the first year of the Renewal Term as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Tenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.

(C)                                In the event that arbitration of the Fair Market Rent shall be required pursuant to this Section 2.4, then the following procedures shall apply:

(i)                                     If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Section 2.4, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator on its behalf. The arbitrator shall be either a licensed real estate broker or a real estate appraiser with an MAI designation and in either case with at least ten (10) years full-time experience in San Mateo County. Within thirty (30) days after such notice, the other party, by notice to the original party, shall appoint a second person meeting the above qualifications as arbitrator on its behalf; provided, however, that:

(1)                                  If the second arbitrator shall not have been appointed within the thirty (30) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty (30) days after the expiration of said thirty (30) day period; and

(2)                                  If the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, the two arbitrators shall appoint a third arbitrator with the above qualifications and shall give notice to the parties of such failure to agree. If the arbitrators fail to agree upon the selection of the third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may apply to the Presiding Judge of San Mateo County (the “Court”), for the appointment of such arbitrator and the other party shall not raise any question as to the Court’s full power and jurisdiction to entertain the application and make the appointment.

(ii)                                  Within thirty (30) days after the selection of the third arbitrator, the third arbitrator shall conduct its own investigation after receiving all of the pertinent documentation and other evidence in support of the first two arbitrators’ appraisals, and make an independent determination of the Fair Market Rent for the Renewal Term. Within ten (10) days following the end of the thirty (30)-day period, the three arbitrators shall meet and the third arbitrator shall deliver its determination of Fair Market Rent to the other arbitrators. The Fair Market Rent for the Renewal Term shall be equal to the average of the two closest appraisals; provided, however, if the difference between the lowest and the highest appraisal for the Renewal Term varies by more than ten percent (10%) from the middle appraisal, the middle appraisal shall be the Fair Market Rent for the Renewal Term.

(iii)                               Such decision and award or the decision and award of the single arbitrator as provided in this Section 2.4, shall be binding and conclusive on the parties, shall constitute an “award” by the arbitrator within the meaning of applicable law, and counterpart copies thereof shall be delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

(iv)                              Each party shall pay the fees and expenses of the arbitrator appointed by such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

ARTICLE III

RENT AND SECURITY DEPOSIT

3.1                                 Monthly Fixed Rent. Tenant shall pay to Landlord, without any prior demand therefor and without any deduction or set-off whatsoever, except as specifically set forth in the Lease, the Monthly Fixed Rent set forth in Article 1, in advance on the first day of each and every calendar month during the Term; provided, however, Monthly Fixed Rent for 12,316 square feet of the Demised Premises shall be abated through February 29, 2006, at which time full Monthly Fixed Rent shall become due and payable. Tenant shall pay to Landlord upon execution of this Lease an amount equal to Monthly Fixed Rent for the first month of the Term, which amount shall be held by Landlord without interest and applied to Tenant’s first full Monthly Fixed Rent obligation.

3.2                                 Additional Rent. Any sums or charges to be paid by Tenant pursuant to the provisions of this Lease, other than the Monthly Fixed Rent, shall be designated as “Additional Rent” and shall be paid within five business (5) days after Landlord gives notice that payment is due, unless otherwise provided in this Lease. Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Monthly Fixed Rent. As used in this Lease, the term “Rent” shall mean the Monthly Fixed Rent and Additional Rent.

3.3                                 Past Due Rent.

(A)                              If Tenant shall fail to pay any installment of Rent before the sixth day after such Rent is due and payable, Tenant shall, upon receipt of notice from Landlord, pay a charge (the “Late Charge”) which shall be three percent (3%) of the amount of such unpaid installment of Rent. The parties agree that the amount of such Late Charge represents a reasonable estimate of the cost and expense that will be incurred by Landlord in processing each delinquent payment of Rent by Tenant and that such Late Charge shall be paid to Landlord as liquidated damages for each delinquent payment.

(B)                                Any amount due from Tenant to Landlord which is not paid within five (5) days following the date when due shall bear interest at the Default Rate from the date such payment is due, until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. The parties agree that the payment of interest and the payment of Late Charges provided for in Section 3.3 are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of Late Charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.

3.4                                 Security Deposit.

3.5                                 Rent Payments. All Rent payments shall be made to Landlord at the address set forth in Article 1, or at such other place designated by Landlord in writing, in lawful currency of the United States of America. Rent payments applicable to partial months falling within the Term or occurring as a result of the application of the Monthly Fixed Rent payable upon Lease execution shall be prorated.

ARTICLE IV

TENANT’S SHARE OF OPERATING COSTS AND TAXES

4.1                                 Definitions. As used herein:

“Operating Costs” shall mean any and all costs, charges, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management and repair of the Property, including, without being limited to, the following:

(i)                                     All reasonable wage, salary and labor costs of all persons engaged in the operation, maintenance, management and repair of the Property (including, without being limited to, all applicable taxes, insurance and benefits).

(ii)                                  Costs of any utilities supplied by Landlord (including, without being limited to, water, sewer, electricity and gas), fuel and supplies and materials and of the operation and maintenance of all Property systems (including, without being limited to, heating, ventilation and air-conditioning (“HVAC”) systems and telecommunications systems).

(iii)                               Costs of all insurance, including, without being limited to, casualty, workmen’s compensation, rental and liability insurance.

(iv)                              Costs of all maintenance and service agreements, including, without being limited to, window and other cleaning, touchup painting, policing, elevator maintenance and janitorial service.

(v)                                 Costs of repairs, replacements (as amortized pursuant to Subsection 4.1(vii) below), decorations, and general maintenance, including, without being limited to, non-structural exterior building, non-structural roof, paving, curbs, drainage, lighting, sidewalks and landscaping (but excluding the costs of repairs to the structural elements, foundation and floor slab of the Building),

(vi)                              Reasonable professional fees and expenses (including, without being limited to, legal, accounting, architectural and engineering fees).

(vii)                           All costs of making any alterations to the buildings for life-safety systems or energy conservation or other capital improvements required by any governmental requirement enacted or amended after the date hereof or which are primarily for the purpose of reducing or stabilizing Operating Costs or providing additional or increased services to the tenants of the Building, amortized over the useful life of such improvements, with a return on capital at the rate of ten percent (10%) per annum.

(viii)                        All property management fees, costs and expenses (not to exceed 3% in the aggregate).

(ix)                                All fees or other charges incurred in conjunction with voluntary or involuntary membership in any energy conservation, air quality, environmental, traffic management or similar organizations.

Notwithstanding anything in this Section 4.1 to the contrary, Operating Costs shall not include (a) any costs associated with leasing to other tenants in the Building; (b) costs incurred due to Landlord’s or other tenants’ violations of lease provisions, laws or regulations; (c) costs reimbursed to Landlord, including insurance and condemnation proceeds or costs to remedy defects in Landlord’s Work or the initial construction of the Building; (d) any costs incurred by Landlord in correcting any of the representations or warranties contained herein; (e) increases in Operating Costs due to a Landlord breach of the Lease or caused by the acts of other tenants; (f) any expense that would not be a normal maintenance or operating expense for similar buildings in the vicinity of the Property; and (g) depreciation on the Building .

If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Cost) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be increased by an amount equal to the additional Operating Costs which would have been incurred during such period by Landlord if it had at its own expense furnished such work or services to such tenant. In determining the amount of Operating Costs for any calendar year (including the Base Year), if less than ninety-five percent (95%) of the net rentable square feet of a building shall have been occupied by tenant(s) at any time during such calendar year, Operating Costs shall be determined for such year to be an amount equal to the like expenses which would have been incurred had such occupancy been ninety-five percent (95%) throughout such year.

“Taxes” shall mean the aggregate amount of real estate and personal property taxes and any special assessments levied, assessed or imposed upon the Property, or any portion thereof, other than any water or sewer charge to the extent the same are included in Operating Costs for the applicable calendar year; provided, however the amount of any increase in real estate taxes due solely to a “change of ownership” (as defined in California Revenue Code Sections 60 & 61 “Proposition 13”) pursuant to a reassessment under the terms of Proposition 13 or successor statute, that becomes due during the first five-years of the Term shall not be included in Operating Costs for such five year period. Beginning in the sixth year of the Term, the actual amount of real property taxes that Landlord owes shall be included in Operating Costs for the applicable calendar year. If because of any change in the taxation of real estate, any other tax, assessment or surcharge of any kind or nature (including, without being limited to, any franchise, income, profit, sales, use, occupancy, gross receipts or rental tax) is imposed upon, against or with respect to Landlord, or the occupancy, rents or income therefrom, either in lieu of, in substitution for or in addition to any of the foregoing Taxes, such other tax, assessment or surcharge (which shall be measured as if the Property, or applicable portion thereof, as the case may be, were the only asset of Landlord or such owner) shall be deemed part of Taxes. With respect to any calendar year, all expenses, including attorney’s, accounting and experts’ fees and expenses, incurred in contesting the validity or amount of Taxes, the assessed valuation of the Property, or any portion thereof, or in obtaining a refund of Taxes shall be considered as part of Taxes for such year.

4.2                                 Tenant’s Payment of Increased Operating Costs and Taxes.

(A)                              The “Base Year” is the calendar year specified in Article I. For each calendar year during the Term subsequent to the Base Year, Tenant shall pay to Landlord, as Additional Rent, at the times and in the manner provided below, Tenant’s Proportionate Share of any increase in the sum of (1) Operating Costs for such calendar year, and (2) Taxes for such calendar year in excess of the Operating Costs and Taxes paid or incurred by Landlord during the Base Year (collectively, “Increased Expense Charges”). The foregoing notwithstanding, Tenant’s Proportionate Share of increased Operating Costs (excluding insurance premiums, utility costs and other uncontrollable costs) for the calendar year 2007 shall not exceed an amount equal to the product obtained by multiplying (a) Operating Costs (excluding insurance premiums, utility costs and other uncontrollable costs) for the Base Year, by (b) five percent (5%) (the “Percentage Limitation”). In no event shall Tenant’s Proportionate Share of increased Operating Costs (excluding insurance premiums, utility costs and other uncontrollable costs) for the calendar year 2008 and any subsequent calendar year or portion thereof exceed an amount equal to the product obtained by multiplying (a) Tenant’s Proportionate Share of increased Operating Costs (excluding insurance premiums, utility costs and other uncontrollable costs) payable for the previous calendar year as increased pursuant to the foregoing provisions of this paragraph, by (b) the Percentage Limitation.

(B)                                At any time at or after the Commencement Date or the start of any calendar year subsequent to the Base Year, Landlord shall have the right to compute and deliver to Tenant an estimate (an “Estimate”) of the Increased Expense Charges, subject to the limitation set forth in Section 4.2(A) above for the applicable calendar year subsequent to the Base Year and, without further notice, Tenant shall pay to Landlord commencing with the next payment of Monthly Fixed Rent and continuously thereafter with payments of Monthly Fixed Rent until delivery of the next Estimate, monthly installments equal to one-twelfth of the amount set forth in such Estimate, together with, in the case of the first such monthly payment, an amount equal to the difference between (i) the amount of such monthly installment times the number of months in such year subsequent to the Base Year preceding the first monthly payment, less (ii) the amount of any monthly installments in respect of the prior Estimate theretofore paid to Landlord. In the event Landlord is required under any mortgage of the Land or the Building to escrow Operating Costs and/or Taxes, Landlord may (without obligation) use the amount required to be escrowed as a basis for determining the Estimate.

(C)                                Landlord shall endeavor to deliver to Tenant within one hundred twenty (120) days after the end of each calendar year subsequent to the Base Year a written statement (the “Statement”) setting out in reasonable detail Increased Expense Charges for such year certified to be correct by Landlord. If the aggregate of the monthly installments actually paid by Tenant to Landlord on account of estimated Increased Expense Charges during any calendar year (the “Actual Payments”) differs from the amount of Increased Expense Charges payable according to the Statement (the “Obligated Payments”), Tenant shall (1) if the Obligated Payments shall exceed the Actual Payments, pay to Landlord, within thirty (30) days after the date of delivery of the Statement, an amount equal to such excess, or (2) if the Actual Payments shall exceed the Obligated Payments, be granted a credit against the next installments of Rent in an amount equal to such overpayment.

(D)                               Tenant shall have the right to examine Landlord’s books and records with respect to the items in a Statement during Normal Business Hours at any time within thirty (30) days following the furnishing of the Statement to Tenant. Tenant shall have the right to conduct only one audit per calendar year and audit each Statement or Statement correction only once. In conducting such examination, Tenant must utilize either its own full time salaried employees or an independent certified public accountant (“CPA”), which CPA shall be paid by Tenant on an hourly fee for services rendered basis, and not on a contingency fee basis, and which CPA shall be subject to Landlord’s reasonable prior approval. Unless Tenant takes written exception to any item on the subject Statement within one (1) year after the furnishing of the Statement, such Statement shall be considered as final and accepted by Tenant. If Tenant timely provides such written exception to Landlord, but Landlord and Tenant disagree on the accuracy of Increased Expense Charges as set forth in the Statement, Tenant shall nevertheless make payment in accordance with the Statement, but the disagreement shall immediately be referred by Landlord for prompt decision to a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as an expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. If Landlord and Tenant shall fail to agree on such an expert within fifteen (15) days after Tenant’s notice of disagreement (as hereinafter described), such expert shall be selected by the president of the local chapter of the National Association of Real Estate Boards. Any adjustment required to be made by reason of any such decision shall be made within fifteen (15) days thereof and payment shall be made or credit allowed in the manner set forth in Section 4.2(c) hereof. If the adjustment is greater than seven percent (7%) and the amount of the adjustment is to be paid to Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

4.3                                 Refunds; Other Items.

(A)                              In the event a refund of any Operating Costs or Taxes is obtained and actually paid to Landlord, Landlord shall credit an appropriate portion thereof (after deducting any unrecouped expenses in connection with obtaining such refund) to the next installment(s) of Rent.

(B)                                The rendering of a Statement more than twelve (12) months beyond the end of any calendar year or a corrective Statement more than twelve (12) months beyond the date of the initial Statement shall preclude Landlord from collecting from Tenant any items not included in the original Statement or corrected Statement and Tenant from receiving the benefit of any credit not included in the original Statement or corrected Statement charged or given, as the case may be, after such period.

ARTICLE V

COMPLETION AND OCCUPANCY OF DEMISED PREMISES

5.1                                 Completion of Demised Premises. For the purposes of Section 2.2, the Demised Premises shall be deemed available for occupancy when Landlord notifies Tenant, in writing, that the work required to be performed by Landlord (“Landlord’s Work”) as more specifically set forth in plans prepared by Tenant and approved by Landlord (such approved plans herein referred to as the “Plans”), has been Substantially Complete and the Demised Premises are available for occupancy. As part of Landlord’s Work, Landlord, at Landlord’s sole cost and expense, shall create a warm shell space that shall include (i) a new fire sprinkler system on the second (2nd) and third (3rd) floors, (ii) renovated restroom cores on the second (2nd) floor, and (iii) renovation of the lobby on the second (2nd) floor (collectively “Landlord’s Cost Work”). Tenant shall submit its plans to Landlord for approval in sufficient time to permit Landlord to review Tenant’s plans so that Plans can be submitted for required governmental permits no later than May 2, 2005. Landlord’s Work shall be deemed substantially completed notwithstanding that (a) certain minor or non-material details of construction, mechanical adjustment or decoration (“punchlist items”) are incomplete (provided such punchlist items do not materially interfere with Tenant’s ability to operate in the Demised Premises as intended), or (b) portions of Landlord’s Work are incomplete because such work cannot be performed until work to be performed by or on behalf of Tenant is completed. In the event Landlord is delayed in completing Landlord’s Work by any delay, interference or hindrance, directly or indirectly, of such work (1) by Tenant, Tenant’s contractors or any of their employees or agents, (2) by Tenant’s request for unusual or unique materials which cannot be timely delivered, (3) by any changes in such work or materials requested by Tenant and agreed to by Landlord, (4) by Tenant’s failure to timely and properly perform any of its obligations imposed pursuant to the Plans, or (5) Tenant’s failure to submit completed plans and specifications for Landlord’s approval in respect of Landlord’s Work in sufficient time to permit Landlord to submit the Plans for required governmental permits no later than May 2, 2005 (any of the foregoing being a “Tenant Delay”), the Demised Premises shall be conclusively deemed substantially completed and available for occupancy on the date on which the same would have occurred in the absence of such Tenant Delay, which date shall be determined by Landlord and documented to Tenant.

Landlord shall enter into a contract for construction of Landlord’s Work with the contractor jointly selected by Landlord and Tenant (“General Contractor”). If Landlord and Tenant are unable to agree on a contractor within five (5) business days from Landlord’s submittal of the contractor’s name to Tenant, the same shall be a Tenant Delay. The General Contractor shall competitively bid all subcontracts required for the construction of Landlord’s Work. Tenant shall have input in the selection of General Contractor’s subcontractors and Landlord shall provide Tenant with pricing breakdowns upon request. Landlord will provide Tenant with an allowance (“Construction Allowance”) in the amount of                          per square foot of floor area in the Demised Premises towards the cost of Landlord’s Work, excluding Landlord’s Cost Work. Tenant shall be permitted to apply the Construction

Allowance towards Tenant’s design of the 3rd floor lobby (part of the Demised Premises), subject to Landlord’s reasonable approval, Tenant’s cost of offsetting all costs associated with occupying the space including project management and architectural/engineering services, completion of all construction documents, tenant improvement construction, moving costs, installation of telecommunications and electrical cabling, furniture, signage, and a security system. Tenant shall be solely responsible for the cost of Landlord’s Work (excluding Landlord’s Cost Work) in excess of the Construction Allowance and shall reimburse Landlord for such excess cost within thirty (30) days following invoicing with reasonable backup documentation. To the extent the actual cost of Landlord’s Work and Tenant’s cost of moving, but excluding the Landlord Cost Work, is less than the Construction Allowance, Landlord shall credit the unused portion of the Construction Allowance, up to a maximum of [                        ]  per square foot of floor area in the Demised Premises against Tenant’s obligation for Monthly Fixed Rent.

5.2                                 Occupancy of Demised Premises. The occupancy of the Demised Premises or any part thereof for business by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that (a) Tenant accepts possession; (b) the Demised Premises were in good and satisfactory condition, subject to latent defects; and (c) Landlord’s Work was satisfactorily completed at the time such occupancy was taken, subject to punchlist items, if any, indicated on a list delivered by Tenant to Landlord and agreed to by Landlord and Tenant within thirty (30) days after the date Landlord notifies Tenant that the Demised Premises are available for occupancy . Notwithstanding the foregoing or any other provision in this Lease, Landlord represents and warrants that as of the Commencement Date, the Building’s structural, mechanical, plumbing, electrical, and life safety systems are in good operating condition and repair, the roof and windows are in watertight condition, Landlord’s Work was built in a good and workmanlike manner with good materials, and the Demised Premises complies with all applicable federal, state and local codes including Title 24, ADA and environmental requirements. Landlord represents, to its actual knowledge, that no friable asbestos containing material or other hazardous substances or materials are located within or under the Building.

ARTICLE VI

CONDUCT OF BUSINESS BY TENANT

6.1                                 Use of Demised Premises. Tenant shall use the Demised Premises during the Term solely for general office and administrative use and other legal related uses and for no other purpose.

6.2                                 Compliance with Laws and Requirements of Public Authorities.

(A)                              At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of any violation of any law or requirement of a governmental authority affecting Tenant’s particular use of the Demised Premises or the Property or any regulation of the board of fire underwriters having jurisdiction over Tenant’s particular use of the Property (“Applicable Law”), and, at its sole cost and expense, shall comply with all Applicable Laws, including any violation, order or duty imposed upon Landlord or

Tenant, arising from or relating to (1) Tenant’s particular use of the Demised Premises not related to general office use; (2) the manner or conduct of Tenant’s business or operation of its installations, equipment or other property therein; (3) any cause or condition created by or at the insistence of Tenant; or (4) breach of any of Tenant’s obligations hereunder.

(B)           Tenant shall not intentionally do, permit or suffer any act or thing to be done which is injurious to the Property or the Demised Premises, which is immoral, a nuisance, contrary to Applicable Law or in violation of the certificate of occupancy issued for the Building or which would result in the cancellation of, or any increase in premiums for, insurance maintained by Landlord with respect to the Property or the Demised Premises.

(C)           Tenant shall not use, maintain or allow the use or maintenance of the Demised Premises or any part thereof to treat, store, dispose of, transfer, release, convey or recover Hazardous Materials (as hereinafter defined) nor shall Tenant otherwise, in any manner, possess or allow the possession of any Hazardous Materials on or about the Demised Premises; provided, however, any Hazardous Material lawfully permitted and generally recognized as necessary and appropriate for general office use may be stored and used on the Demised Premises so long as (i) such storage and use is in the ordinary course of Tenant’s business permitted under this Lease; (ii) such storage and use is performed in compliance with all applicable laws and in compliance with the highest standards prevailing in the industry for the storage and use of such materials; and (iii) Tenant delivers prior notice to Landlord of the identity of and information regarding such materials as Landlord may require. “Hazardous Materials” shall mean any solid, liquid or gaseous waste, substance or emission or any combination thereof which may (i) cause or significantly contribute to an increase in mortality or serious illness, or (ii) pose the risk of a substantial present or potential hazard to human health, to the environment or otherwise to animal or plant life, and shall include without limitation hazardous substances and materials described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Resource Conservation and Recovery Act, as amended; and any other applicable federal, state or local laws. Tenant shall immediately notify Landlord of the presence or suspected presence of any Hazardous Materials on or about the Demised Premises and shall deliver to Landlord any notice received by Tenant relating thereto.

(D)          Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Demised Premises any article which may be prohibited by any then available standard forms of fire insurance policies with extended coverage. Tenant agrees to pay to Landlord any increase in premiums for insurance maintained by Landlord with respect to the Demised Premises or the Property resulting from the use of the Demised Premises by Tenant, whether, or not Landlord has consented to such use.

(E)           Tenant shall pay all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant’s failure to comply with the provisions of this Section 6.2.

(F)           Landlord represents, to its actual knowledge, that no friable asbestos containing material (“ACM”) or other Hazardous Materials are located within the Demised Premises or Building. If Tenant becomes aware of ACM or other Hazardous Materials in the Demised Premises or Building, Tenant will immediately notify Landlord of the existence of such ACM or other Hazardous Materials. If the ACM or other Hazardous Materials were introduced into the Demised Premises or Building by Tenant, Landlord, at Tenant’s cost, shall remove such ACM or other Hazardous Materials. Such removal shall be done in accordance with then current industry removal standards and applicable law. Tenant shall pay all invoices for such work within twenty (20) days after receipt. If the ACM or other Hazardous Materials discovered by Tenant was not introduced into the Demised Premises or Building by Tenant, Tenant shall have no liability or responsibility for the same and Landlord shall, at Landlord’s sole cost and expense, remove such ACM or other Hazardous Materials, and in such event, if discovered prior to the Commencement Date, the Commencement Date shall be extended one day for each day of delay resulting from the discovery and removal of such ACM or other Hazardous Materials. Landlord shall defend, indemnify and save Tenant harmless against all liability or expense relating to or arising from the presence of ACM or other Hazardous Materials on or under the Property as of date the Demised Premises are delivered to Tenant or thereafter introduced other than any such ACM or other Hazardous Materials introduced by Tenant. The indemnities set forth in this Section 6.2(F) shall survive the expiration or earlier termination of the Lease.

6.3           Rules and Regulations. Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the rules and regulations attached hereto as Exhibit C and incorporated herein by this reference, and such reasonable changes thereto, whether by modification, elimination or addition, as Landlord may, at any time and from time to time, make in respect of the Demised Premises and/or the Property (the “Rules and Regulations”). Such changes shall be effective upon notice thereof from Landlord to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, as originally promulgated or as changed, the provisions of this Lease shall control. Landlord shall use good faith commercially reasonable efforts to enforce the Rules and Regulations in a non-discriminatory manner for the benefit of all tenants in the Building but Landlord shall not be liable to Tenant for the nonperformance or violation thereof by any other tenant or anyone else. Landlord will operate the Building in a manner comparable to other first class office buildings in San Mateo, California.

ARTICLE VII

COMMON AREA

7.1           Control of Common Area.

(A)          As used in this Lease, the term “Common Area” shall mean that part of the interior and exterior portions of the Property designated by Landlord for the common use of all tenants, which includes parking area, sidewalks, landscaping, curbs, driveways, delivery passages, loading areas, private streets and alleys, lighting facilities, drinking fountains, meeting rooms, public toilets and the like. Landlord grants Tenant a nonexclusive license for the Term, to use in common with the invitees of Landlord and Tenant and such other persons as Landlord and Tenant shall designate, the Common Area, subject to the terms and conditions of this Lease and to the Rules and Regulations.

(B)           Landlord reserves the right, at any time and from time to time, without disrupting Tenant’s operation of its business, to change the arrangement, dimensions and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, parking areas or other parts of the Common Area. In such event, Landlord shall repair any physical damage caused to the Demised Premises.

(C)           Landlord reserves the right, at any time and from time to time, to use portions of the Common Areas for art and other displays, promotional events and other uses not inconsistent with the character of the Building.

(D)          Tenant shall have access to unreserved parking spaces equal to a ratio of 3.6 spaces/1,000 square feet in the Demised Premises, plus an allotment of six (6) designated “CNF” parking spaces in the Property’s parking lot. Said parking shall be free of charge during the Term and any Renewal Term while Tenant is in occupancy of the Premises. The location of the designated CNF parking spaces shall be subject to mutual approval of Tenant and Landlord, with Landlord having final say in the exact location.

ARTICLE VIII

REPAIRS, ALTERATIONS AND MECHANICS’ LIENS

8.1           Repairs.

(A)          Landlord shall make all necessary repairs to keep the roof, exterior walls, foundation and structural frame of the Building, the common Building systems, fixtures and equipment (such as the Building heating, ventilating and air-conditioning systems and elevators) and the Common Area in good order and repair consistent with a first-class office building, excluding, however, all repairs which Tenant is obligated to make or pay for pursuant to this Section 8.1 and all repairs which any other tenant is required to make pursuant to the terms of such tenant’s lease. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Demised Premises and following such notice, Landlord shall use commercially reasonable efforts to initiate and complete all repairs promptly and to remedy the condition with due diligence, subject to unavoidable delay; provided, however, that no liability of Landlord to Tenant shall accrue hereunder unless and until Tenant has given notice to Landlord of the specific repair to be made.

(B)           Except for Landlord’s obligations set forth in Section 8.1(A), Tenant, at its sole cost and expense, shall take good care of the Demised Premises and Tenant’s property and fixtures. All repairs made by or on behalf of Tenant shall be made and performed in accordance with the provisions of Section 8.2 and shall be at least equal in quality and design to the original construction of the Demised Premises and the Building. If Tenant fails to proceed with due diligence to make repairs required to be made by Tenant, and such failure shall continue for ten (10) days after notice from Landlord, the same may be made by Landlord at the expense of Tenant and the amount so incurred by Landlord shall be paid to Landlord by Tenant immediately upon submission of a bill or statement therefor by Landlord.

8.2           Alterations.           Tenant shall not make any alterations, additions or improvements (collectively, “Alterations”) in or to the Demised Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall be allowed to make interior nonstructural Alterations in or to the Demised Premises without obtaining Landlord’s prior consent, provided (a) such Alterations are purely decorative and do not effect the Building systems and do not cost more than $10,000 in any one instance and (b) Tenant gives Landlord prior written notice of its intention to make such Alterations, stating in reasonable detail the nature, extent and estimated cost of the same. Tenant shall only utilize contractors approved by Landlord. Tenant shall, before making any Alterations, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord, and Tenant agrees to carry, and to cause Tenant’s contractors and sub-contractors to carry such workmen’s compensation, general liability, personal and property damage insurance as Landlord may reasonably require. Upon completion of any Alterations, Tenant shall deliver to Landlord one set of “as-built” plans and specifications therefor. Landlord may post, file and/or record any notice of non-responsibility or other notice required under applicable mechanic’s lien laws. All fixtures and all paneling, partitions, railing and like Alterations, installed in the Demised Premises, either by Tenant or by Landlord on Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises upon the expiration or earlier termination of the Lease, unless Landlord, by notice to Tenant given with Landlord’s approval, if any, of Tenant’s plans for such Alterations, elects to have them removed by Tenant, in which event, the same shall be removed from the Demised Premises by Tenant.  Nothing in this section shall be construed to give Landlord title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such equipment and fixtures from the Demised Premises or upon removal of other installations as may be required by Landlord, Tenant shall immediately and at its expense, repair and restore the Demised Premises to the condition existing prior to installation (subject to ordinary wear and tear) and repair any damage to the Demised Premises or the Property due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Demised Premises for ten (10) days after Tenant vacates the Demised Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord’s property or may be removed from the Demised Premises by Landlord at Tenant’s expense.

8.3           Mechanics’ Liens. Tenant shall (a) pay before delinquency all costs and expenses of work done or caused to be done by Tenant in the Demised Premises; (b) keep the title to the Property and every part thereof free and clear of any lien or encumbrance in respect of such work; and (c) indemnify and hold harmless Landlord against any claim, loss, cost, demand (including reasonable legal fees), whether in respect of liens or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any lien, claim of lien or other action of which Tenant has or reasonably should have knowledge and which affects the title to the Property or any part thereof, and shall cause the same to be removed within fifteen (15) days (or such additional time as Landlord may consent to in writing). If Tenant shall fail to remove same within said time period, Landlord may take such action as Landlord deems necessary to remove the same and the entire cost thereof shall be immediately due and payable by Tenant to Landlord and such amount shall bear interest at the Default Rate.

Nothing contained in this Section 8.3 or elsewhere in this Lease shall be deemed or construed in any way as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of a materialmen’s, mechanics’ or other lien against the Demised Premises or any other portion of the Property.

ARTICLE IX

UTILITIES AND BUILDING SERVICES

9.1           Heating, Ventilating and Air Conditioning.

(A)          Subject to limitations and restrictions imposed by federal, state and/or local authorities, Landlord shall furnish heating and air-conditioning to the Demised Premises during Normal Business Hours. Wherever heat generating machines or equipment (other than standard office equipment, such as reproduction machines) are used in the Demised Premises which may affect the temperature which would otherwise be maintained by the Building air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units for the Demised Premises at the expense of Tenant and the costs of operation and maintenance thereof shall be paid by Tenant to Landlord at rates determined by Landlord. Any air-conditioning units required for Tenant’s computer systems shall be installed at the expense of Tenant (which may include use of the Construction Allowance) and the costs of operation and maintenance of same shall be paid separately by Tenant to Landlord at rates determined by Landlord and not as part of increased Operating Costs.

(B)           Tenant recognizes that, outside of Normal Business Hours, Tenant may require overtime HVAC services in order to render the Demised Premises comfortable and tenantable. If Tenant desires HVAC or fan only services outside of Normal Business Hours, it is Tenant’s responsibility to activate such services pursuant to a override switch which will be located in the Demised Premises.

9.2           Cleaning Service. Landlord shall provide cleaning services five (5) days a week, holidays excepted. Tenant shall not provide any cleaning services without Landlord’s consent and then only at Tenant’s sole responsibility and expense and by cleaning contractors or employees and in a manner at all times satisfactory to Landlord. Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish to the extent that such refuse and rubbish removed by Landlord exceeds the refuse and rubbish normally attendant upon the use of the Demised Premises as offices.

9.3           Electricity.

(A)          Landlord shall supply electricity to the Demised Premises for normal office lighting and business machines which operate on standard 110 voltage and do not require special or additional air conditioning. Tenant’s use of electricity in the Demised Premises shall be for the operation of Building standard lighting, electrical fixtures, personal computers and other office machines and lamps (expressly excluding high electrical consumption business machines and space heaters) and shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.

(B)           Tenant agrees to pay to Landlord, as Additional Rent, Landlord’s charges for electricity and other energy consumed by Tenant (i) during hours other than Normal Business Hours for heating and air conditioning, and (ii) for business machines other than as permitted by Section 9.4(a) hereof. The electrical and other energy Additional Rent shall be payable monthly together with payments of Monthly Fixed Rent. In the event that the rates to be charged by Landlord to Tenant for the electricity and other energy cannot be mutually agreed upon, Landlord shall have the right to install meters at Tenant’s expense and with Tenant’s consent, not to be unreasonably withheld, conditioned or delayed, to measure the consumption of electricity and other energy during hours other than Normal Business Hours; provided that until such agreement or implementation of separate meters, Tenant shall pay Landlord’s charges at Landlord’s rates.

(C)           Tenant shall not, without Landlord’s prior written consent in each instance, connect any additional fixtures, appliances or equipment (other than normal office electrical fixtures, lamps, personal computers and similar office machines) to the Building’s electric distribution system or make any alterations or additions to the electric system of the Demised Premises existing at the commencement of the Term. If Landlord grants such consent, the cost of all additional risers and other equipment required therefor shall be paid as Additional Rent by Tenant to Landlord upon demand. Furthermore, Tenant shall, at Landlord’s option, pay on demand as Additional Rent to Landlord, the cost of any electric current or other energy for the operation of heavy reproduction equipment, computer equipment or other equipment requiring more electrical current or energy than is necessary for normal business office use as determined by Landlord. If Tenant shall require additional electricity and such electricity is available to the Demised Premises and for the Building, Landlord may either (i) at Tenant’s expense, install a meter in the Demised Premises and cause the Demised Premises to be connected directly with the lines of the public utility company supplying electricity to the Building and thereafter Tenant shall pay all the charges of such company for furnishing electrical current; or (ii) measure the current supplied to Tenant by a meter installed in the Demised Premises, in which case Tenant shall pay to Landlord monthly as Additional Rent the sums which Tenant would be required to pay to the public utility company serving the Building if Landlord had connected Tenant to the lines of such public utility company.

(D)          Landlord, at Tenant’s expense (after completion of Landlord’s Work), shall purchase and install all light bulbs, fluorescent and other lighting tubes, ballasts and any incandescent lamps used in Building-standard lighting fixtures installed by Landlord in the Demised Premises promptly upon notification from Tenant that such installation is required, but in no event more than two (2) business days, or, at Tenant’s election, Tenant may replace such lighting tubes, ballasts and incandescent lamps. Tenant shall use only such electrical lighting fixtures and lamps as may be approved by Landlord. Tenant shall replace, as necessary, all bulbs and fluorescent tubes in non-Building-standard lighting fixtures, if any, installed in the Demised Premises. If Tenant shall fail to make any such replacement within five (5) days after notice from Landlord, Landlord may make such replacement and charge the cost of labor and materials involved therein to Tenant as additional rent.

(E)           Notwithstanding anything herein to the contrary, Landlord may at its option, with Tenant’s prior consent, not to be unreasonably withheld, conditioned or delayed, install meters in the Demised Premises and take such other steps as it may consider desirable in assisting Landlord in determining Tenant’s consumption of electricity. Tenant shall pay the costs of installing and maintaining such meters.

9.4           Interruption of Services. Landlord does not covenant that Building services will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or any other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed a constructive eviction or disturbance of Tenant’s use and possession of the Demised Premises or any part thereof, or otherwise render Landlord liable to Tenant for damages, by abatement of Rent or otherwise, or otherwise relieve Tenant from performance of Tenant’s obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of Building services. The foregoing notwithstanding, in the event of any such interruption or stoppage of services to the Demised Premises, Landlord shall use commercially reasonable efforts to have such services promptly resumed. Landlord shall be deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security. If Tenant is reasonably unable to and actually does not conduct its business operations in the Demised Premises for at least three (3) consecutive days as a result of Landlord’s failure to supply any utilities as required hereunder, which failure was not the fault of Tenant, all rent and other charges payable by Tenant hereunder shall abate beginning on the fourth (4th) day of such closure and continuing until such time as Tenant is again reasonably able to conduct its business operation in the Demised Premises.

9.5           Overtime Services. In the event Tenant requires any utilities or services during periods other than as provided in this Article 9, Landlord shall provide Tenant with such services, at Landlord’s actual cost. The foregoing notwithstanding, Tenant shall pay Landlord, as Additional Rent, Forty-Five Dollars ($45.00) per hour for after Normal Business Hours HVAC service and Twenty Dollars ($20.00) per hour for after Normal Business Hours use of the fan only.

9.6           Signage. Landlord shall supply .Tenant with building standard lobby directory signage and suite entry signage. In addition, Tenant shall have the right to place its signage in the top position on the monument sign in front of the Building on Campus Drive. All signage, except the directory lobby signage, shall be installed and maintained at Tenant’s sole cost and expense; provided, however, Tenant may use the Construction Allowance provided for in Section 5.1 towards the cost of Tenant’s signage.

ARTICLE X

PROPERTY AND OTHER TAXES

10.1         Tenant’s Property. In addition to the Rent and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord whether or not now customary or within the contemplation of the parties hereto, levied, assessed or imposed: (1) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; (2) upon the measured value of Tenant’s personal property owned, installed, used or located in the Demised Premises, it being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; (3) upon the leasehold interest or any right of occupancy of Tenant in the Demised Premises; or (4) upon this transaction. Any reimbursement referred to above shall be collectible by Landlord as Additional Rent hereunder.

10.2         Increased Value of Improvements. If any tenant improvements which are made subsequent to the initial Landlord Work in the Demised Premises, whether installed or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “Building Standard” in other space in the Building are assessed, then the real property taxes and assessment levied against Landlord, or against the Building or any portion thereof, by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 10.1 above. Landlord’s Work shall be deemed to constitute “Building Standard” improvements and the taxes there on shall be included in Taxes and not governed by the provisions of Section 10.1. If the records of the tax assessor having jurisdiction over the Building are available and sufficiently detailed to serve as a basis for determining whether such tenant improvements are assessed at a higher valuation than Landlord’s “Building Standard,” such records shall be binding on both Landlord and Tenant; otherwise, the actual cost of construction shall be the basis for such determination.

ARTICLE XI

INSURANCE AND INDEMNITY

11.1         Tenant’s Insurance. At all times Tenant shall keep in full force and effect a policy of commercial general liability insurance utilizing the ISO occurrence form CG0001, or equivalent, with respect to the Demised Premises, in such limits as may be reasonably required from time to time by Landlord. The limits of Tenant’s liability insurance on the Commencement Date shall be not less than $3,000,000, for each occurrence. In no event shall the limits of any coverage maintained by Tenant pursuant to this Section 11.1 be considered as limiting Tenant’s liability under this Lease. These policies shall name Landlord, any person, firms or corporations (including, without being limited to, any mortgagee or lessor of Landlord) designated by Landlord as additional insureds as to the Property only, shall include blanket contractual liability coverage which insures contractual liability under the indemnifications set forth in Section 11.2 hereof and shall contain a clause that the insurer will not cancel or materially change the insurance without first giving Landlord thirty (30) days prior notice. The insurance shall be written by an insurance company, authorized to do business in California, which is reasonably acceptable to Landlord. A certificate of insurance shall be delivered to Landlord upon the execution and delivery of this Lease and replacement certificates or binder shall be delivered prior to the expiration of any then existing coverage. The insurance which Tenant is required to maintain in force and effect under this Section 11.1 shall be primary insurance as respects Landlord (and any other additional insureds designated by Landlord) as to the Property only, unless and until it is finally determined that Landlord’s or such other designated insured’s active negligence caused the loss or damage, and not excess over or contributory with any other available insurance. Certificates of insurance evidencing the liability insurance coverage required under this Section 11.1 shall contain an endorsement to such effect. If Tenant fails to obtain the insurance or fails to provide a certificate of insurance as required under this Section 11.1, Landlord may, at its option, after notice to Tenant, obtain the required coverage on behalf of Tenant, and Tenant shall reimburse Landlord for the cost thereof, together with interest from the date of Landlord’s payment to the date of Tenant’s reimbursement, within ten (10) days after Tenant’s receipt of Landlord’s written demand therefor accompanied by an invoice showing payment of the premium by Landlord. In addition, at all times during the Term hereof, Tenant shall procure and maintain Worker’s Compensation Insurance in accordance with the Laws of the State of California and employer’s liability insurance in an amount of not less than One Million Dollars ($1,000,000.00).

11.2         Indemnity and Non-Liability.

(A)          Neither Landlord nor Landlord’s agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant’s agents, employees, contractors, invitees or licensees or any other occupant of the Demised Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, trustees, directors, shareholders, partners and principals (disclosed or undisclosed) harmless from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighborhood property or caused by operations in construction of any private, public or quasi-public work). Notwithstanding anything to the contrary in this Lease, Tenant waives, to the full extent permitted by law, any claim for consequential damages.

(B)           Neither any (1) performance by Landlord, Tenant or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments or decorations in or to the Property or the Building, the Building equipment and systems, the Common Areas or the Demised Premises, (2) failure of Landlord or others to make any such repairs or improvements, (3) damage to the Property or the Building, the Building equipment and systems, the Common Areas, the Demised Premises or Tenant’s property, (4) injury to any persons, caused by other tenants or persons in the Building, or by operations in the construction of any private, public, or quasi-public work, or by any other cause, (5) latent defect in the

Building, the Building equipment and systems, the Common Areas or the Demised Premises, nor (6) inconvenience or annoyance to Tenant or injury to or interruption of Tenant’s business by reason of any of the events or occurrences referred to in the foregoing subdivisions (1) through (5) shall impose any liability on Landlord to Tenant. No representation, guaranty or warranty is made or assurance given that the communications or security systems, devices or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant’s property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such communications or security systems or procedures without liability to Tenant. The foregoing shall not, however, abrogate Tenant’s self-help rights as and to the extent specifically set forth in Section 17.4.

(C)           Tenant hereby indemnifies and holds harmless Landlord and Landlord’s agents, employees, contractors, officers, trustees, directors, shareholders, partners or principals (disclosed or undisclosed) from any loss, cost, liability, claim, damage, expense (including reasonable attorneys’ fees and disbursements), penalty or fine incurred in connection with or arising from (1) any default by Tenant in the performance of any of the terms of this Lease on Tenant’s part to be performed, or (2) the use or occupancy or manner of use or occupancy of the Demised Premises by Tenant or any person claiming under Tenant, or (3) any negligent acts or omissions of Tenant or any such person, or the contractors, agents, employees, invitees, licensees, assignees or sublessees of Tenant or any such person, or (4) any accident, injury or damage caused to any person or to the property of any person and occurring in or about the Demised Premises, except, subject to Section 11.3, to the extent caused by the negligence of Landlord or Landlord’s agents, employees, contractors. Tenant’s obligations under this Section 11.2 shall survive the expiration or earlier termination of this Lease.

(D)          Tenant shall pay to Landlord as Additional Rent, within five (5) days after submission by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section 11.2.

(E)           Subject to the provisions of Section 11.3, Landlord shall indemnify, hold harmless and defend Tenant from any and all losses, damages, claims or liability for any damage to any property or injury, illness or death of any person (including but not limited to Tenant’s employees) occurring in, on or about any part of the Property (including the Premises), when such damage, injury, illness or death is caused by the sole active negligence or willful misconduct of Landlord, its agents or employees. Landlord’s indemnity under this Section 11.2(E) shall survive the expiration or earlier termination of this Lease.

11.3         Waiver of Subrogation. Tenant and Landlord hereby waive and release any and all right of recovery, whether arising in law or equity, contract or tort (including negligence), against the other, including employees and agents, arising during the Term for any and all loss or damage to any property located within or constituting a part of the Property, which loss or damage arises from the perils that could be insured against under the ISO Causes of Loss-Special policy form CP 1030 (whether or not the party suffering the loss or damage actually carries such insurance, recovers under such insurance or self-insures the loss or damage) or which right of recovery arises from loss of earnings or rents resulting from loss or damage caused by such a peril. This mutual waiver is in addition to any other waiver or release contained in this Lease. Landlord and Tenant shall each have their insurance policies issued in such form as to waive any right of subrogation which might otherwise exist.

11.4                           Landlord’s Insurance. Landlord agrees to purchase and keep in force and effect commercial general liability insurance with respect to the Common Areas and insurance on the Building improvements (not including, however, any tenant improvements, alterations or additions) in amounts and with coverages consistent with amounts and coverages carried by prudent owners of similar class buildings in San Mateo, California. In addition, at Tenant’s request, Landlord shall carry earthquake insurance, the cost of which shall be an Operating Costs, and Tenant shall pay its Proportionate Share of the premium for such coverage. Tenant acknowledges that Landlord does not currently carry earthquake insurance and, if carried, the Base Year will not reflect any such expense.

ARTICLE XII

DAMAGE BY CASUALTY

12.1                           Notice. Tenant shall give immediate notice to Landlord of any damage caused to the Demised Premises by fire or other casualty.

12.2                           Restoration of Improvements.

(A)                              In the event the Demised Premises are damaged by fire or other casualty, Landlord shall, unless this Lease is terminated as hereinafter provided, proceed promptly with reasonable diligence and at its sole cost and expense to repair the Demised Premises. Tenant shall promptly, at its sole cost and expense, remove such of its furniture and other belongings from the Demised Premises as Landlord shall require in order to repair and restore the Demised Premises. Until any such repairs to the Demised Premises are completed, the Monthly Fixed Rent shall be abated in proportion to the part of the Demised Premises, if any, that is unusable by Tenant in the conduct of its business.

(B)                                If (1) the Demised Premises shall be (i) totally destroyed or substantially damaged, or (ii) partially destroyed or damaged by a casualty which, in Landlord’s sole but reasonable judgment, cannot be restored to tenantable condition within one hundred eighty (180) days after the casualty, or (2) the Building shall be destroyed to the extent of one-half or more of its then value or so damaged that, in Landlord’s sole but reasonable judgment, substantial alteration, demolition or reconstruction of the Building shall be required, whether or not covered by Landlord’s insurance, then in either such event Landlord may elect to proceed to rebuild and repair the Demised Premises or to terminate this Lease, effective upon giving notice of such election to Tenant within thirty (30) days after the occurrence of such casualty. Landlord’s obligation to rebuild and repair under this Section 12.2 shall in any event be limited to restoring the Building and the Demised Premises to substantially the condition in which they existed prior to the casualty (in no event shall Landlord be required to repair any of Tenant’s leasehold improvements, fixtures, equipment, furniture, furnishings and personal property). Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair and restore its fixtures, equipment and other installations.

(C)                                If Landlord has either elected to or is required to restore the Demised Premises pursuant to this Article 12, then prior to commencing such restoration, Landlord’s architect shall determine how long it will take to restore the Demised Premises following the damage or destruction. If Landlord’s architect certifies that such restoration can be completed within such twelve (12) month period or such shorter period of time as is reasonable given the nature of the damage, then this Lease shall remain in full force and effect and Landlord shall exercise due diligence to complete such restoration and repair within such twelve (12) month period or such shorter period of time as is reasonable given the nature of the damage. If Landlord’s architect certifies that such restoration will take more than twelve (12) months from the date of damage or destruction, then Tenant shall have the option to terminate this Lease upon ten (10) days’ written notice given within twenty (20) days after receipt of such architect’s certificate. If Tenant does not timely exercise the foregoing right to terminate this Lease, the Lease shall remain in full force and effect; provided, however, if Landlord has not completed its restoration of the Demised Premises within thirty (30) days following such period of time Landlord’s architect reasonably relieves such repairs can be completed if less than twelve (12) months or fifteen (15) months following the damage or destruction if such repairs are estimated to take at least twelve (12) months, Tenant shall again have the option to terminate this Lease at the expiration of said thirty (30) day or fifteen (15) month period, as applicable, by notice given, if at all, within ten (10) days’ thereafter. If Tenant does not timely exercise the foregoing right to terminate this Lease, Tenant shall have no further right to terminate the Lease and Landlord shall use due diligence to complete the restoration as soon as reasonably practicable.

(D)                               Section 1932(2) of the California Civil Code provides that the “hirer of a thing” may terminate upon partial or total destruction of the thing hired and Section 1933(4) provides that the “hiring of a thing” terminates by the destruction of the thing hired. Such statutes conflict with certain provisions of this Lease. Accordingly, Tenant waives any rights it has or could have under these statutes or similar or successor statutes. In the event of such damage or destruction, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

12.3                           Damage During Last Year of Lease Term. Without limiting Landlord’s rights under Section 12.2, in the event the Building or Demised Premises shall, in Landlord’s reasonable judgment, be substantially damaged during the last year of the Term of this Lease, Landlord may elect either to rebuild or repair the Demised Premises or to terminate this Lease effective upon giving notice of such election, in writing, to Tenant within thirty (30) days after the happening of the fire or other casualty; provided, however, that if Tenant has exercised its right to extend the Term, Landlord shall only have the rights set forth in this Section 12.3 during the last year of any Renewal Term.

ARTICLE XIII

EMINENT DOMAIN

13.1                           Taking of Demised Premises. If during the Term all of the Demised Premises shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or sale-in-lieu of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Demised Premises (hereinafter called the “Date of Taking”). If so much of the Demised Premises (but less than all) is taken as shall render the Demised Premises untenantable in Landlord’s reasonable judgment, Tenant and Landlord shall each have the right to terminate this Lease by giving notice to the other party of termination within thirty (30) days after the Date of Taking.

13.2                           Partial or Temporary Taking of Building.

(A)                              If during the Term, the Building, or any portion thereof, is taken or sold as set out in Section 13.1, then (1) if in the reasonable opinion of Landlord substantial alteration or reconstruction of the Building is necessary as a result thereof, whether or not the Demised Premises are or may be affected; (2) if one-quarter or more of the value, in Landlord’s sole judgment, of the Building is included in such taking or sale; or (3) if such portion of the Common Areas shall be taken as, in Landlord’s sole judgment, to materially interfere or prevent access to the Building or reduce the value of the Land and the Building by more than one-quarter; then, Landlord shall have the right to terminate this Lease by giving to Tenant at least thirty (30) days’ notice thereof.

(B)                                If during the Term the Building or the Common Areas, or any portion thereof, shall be taken as set out in Section 13.1 for a period of less than one (1) year, this Lease shall remain in full force and effect subject to Section 13.4 hereof. If such a taking shall be for a period of one (1) year or more, then the provisions of Section 13.1 and Section 13.2(A), as the case may be, shall be applicable.

(C)                                If either party exercises its rights of termination under Section 13.1 or 13.2 (and any such right must be exercised within thirty (30) days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no termination pursuant to notice hereunder may occur later than sixty (60) days after the Date of Taking.

13.3                 Surrender. On the date of any termination under Section 13.1 or 13.2, Tenant shall immediately surrender to Landlord the Demised Premises and all interests therein under this Lease and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking if such date shall not be the same as the date of termination). Landlord may re-enter and take possession of the Demised Premises and remove Tenant therefrom.

13.4                 Rent Adjustment for Partial Taking of Demised Premises. If any portion of the Demised Premises (but less than the whole thereof) is so taken, and no rights of termination herein conferred are timely exercised, the Term shall expire (or, in respect of a taking pursuant to Section 13.2(B) hereof, have no force and effect for the period of such temporary taking) with respect to the portion so taken on (or from) the Date of Taking. In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction (either temporarily or permanently) in the number of rentable square feet in the Demised Premises.

13.5                           Awards. Upon any taking or sale described in this Article 13, Landlord shall be entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have nor advance any claim against Landlord or anyone else for the value of its property or its leasehold estate under this Lease, or for the costs or removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing herein shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account a separate award from the condemning authority attributable to the taking or purchase of Tenant’s trade fixtures, or the removal or relocation of its business and effects, or the interruption of its business provided that Landlord’s award is not diminished thereby. If any such award made or compensation paid to either party specifically includes an award or amount for the other, the party first receiving the same shall promptly account therefor to the other.

13.6                           Waiver. Tenant hereby waives any right at law or in equity which it might have to terminate this Lease on account of any taking by condemnation or power of Eminent Domain affecting the Demised Premises and/or the Property, including all rights under California Code of Civil Procedure Sections 1265.120 and 1265.130, and any similar or successor statutes. In the event of such a taking, the rights, duties and obligations of the parties shall be governed solely by the applicable provisions of this Lease with respect thereto.

ARTICLE XIV

RIGHTS RESERVED TO LANDLORD

14.1                           Access to Demised Premises. Landlord and Landlord’s agents shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation thereof or of the Building. At other reasonable times, and upon reasonable notice, but subject to Tenant’s reasonable security requirements, Landlord may enter the Demised Premises (1) to examine and make such repairs, replacements and improvements as Landlord may deem necessary or reasonably desirable to the Demised Premises or to any other portion of the Building, (2) for the purpose of complying with laws, regulations and other requirements of governmental authorities or the provisions of this Lease, (3) for the purpose of posting notices of nonresponsibility, or (4) for the purposes of showing the same to prospective purchasers or mortgagees of the Building, and during the last six (6) months of the Term for the purpose of showing the same to prospective tenants. Tenant shall permit Landlord to use and maintain and replace unexposed pipes and conduits in and through the Demised Premises and to erect new unexposed pipes and conduits therein. Landlord may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into the Demised Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Tenant shall not be entitled to any damages by reason of loss or interruption of business or otherwise during such periods; provided, however, the foregoing shall not relieve Landlord of any of its repair or indemnity obligations as and to the extent specifically set forth elsewhere in this Lease. During such periods Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Demised Premises. The foregoing notwithstanding, if Tenant is reasonably unable to and actually does not conduct its business operations in the Demised Premises for at least three (3) consecutive days as a result of Landlord’s exercise of its rights hereunder, all rent and other charges payable by Tenant hereunder shall abate beginning on the fourth (4th) day of such closure and continuing until such time as Tenant is again reasonably able to conduct its business operation in the Demised Premises. If Tenant is not present to open and permit an entry into the Demised Premises, Landlord or Landlord’s agents may enter the same whenever such entry may be necessary or permissible by master key or otherwise, provided reasonable care is exercised to safeguard Tenant’s property. Such entry shall not render Landlord or its agents liable therefor, subject, however, the foregoing shall not relieve Landlord of any of its repair or indemnity obligations as and to the extent specifically set forth elsewhere in this Lease, nor in such event shall the obligations of Tenant hereunder be affected. If during the last month of the Term Tenant shall have removed all or substantially all of Tenant’s property therefrom, Landlord may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of Rent or without incurring liability to Tenant for any compensation, and such act shall have no effect on this Lease or Tenant’s obligations hereunder. If by reason of Landlord’s repair work the Demised Premises, or a portion thereof in excess of three thousand (3,000) square feet, are rendered untenantable such that Tenant, in its reasonable business judgement, is unable to and in fact ceases to conduct business from the Demised Premises or such portion, then the Minimum Fixed Rent and all other rents and charges shall be abated proportionally based of the sized of the Demised Premises which Tenant is unable to use, commencing forty-eight (48) hours after such conditions exist and such abatement shall continue until Landlord’s repair work is no longer responsible for making the Premises untenantable.

14.2                           Additional Rights. Landlord shall have the following additional rights exercisable upon notice to Tenant and without liability to Tenant for damage or injury to property or business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoffs, or abatement of Rent except as set forth in the last sentence of Section 14.1:

(A)                              To make such changes in or to the Building, including the building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Demised Premises or unreasonably interfere with the use of the Demised Premises; and

(B)                                To perform any act, obligation or other commitment required of or by Tenant which Tenant has not performed for any reason whatsoever (including, without being limited to, obtaining insurance coverage as required by the Lease), and to charge Tenant as Additional Rent all reasonable costs and expenses incurred by Landlord for such performance, together with interest thereon at the Default Rate from the dates of Landlord’s expenditures until paid.

The forgoing shall not, however, relieve Landlord of any of its repair or indemnity obligations as and to the extent specifically set forth elsewhere in this Lease.

ARTICLE XV

ASSIGNMENT AND SUBLETTING

15.1                           Consent Required.

(A)                              Tenant shall not, voluntarily or involuntarily, by operation of law or otherwise: (i) assign, mortgage, pledge, encumber or in any manner transfer this Lease in whole or in part, or (ii) sublet all or any part of the Demised Premises, or allow any other person to occupy all or any part thereof, without the prior written consent of Landlord in each instance, and any attempt to do any of such acts without such consent shall be null and void and of no effect. A transfer of control of Tenant, including, without being limited to, a transfer of stock or partnership interest or the merger, consolidation, sale of all or substantially all of the other assets of Tenant or other corporate or other reorganization of Tenant (whether or not Tenant shall be the surviving entity), shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord’s prior consent. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer or subletting.

(B)                                In the event Tenant desires to assign this Lease or sublet all or a portion of the Demised Premises and Landlord’s consent is required, Tenant shall submit to Landlord: (i) the proposed sublease or assignment, which is not to commence prior to thirty (30) days from the date the submission to Landlord occurs, and (ii) sufficient information to permit Landlord to determine the acceptability, financial responsibility, and character of subtenant or assignee.

(C)                                Within fifteen (15) days after receipt of the materials and information set forth in Section 15.1(B), Landlord shall respond by either granting or refusing its consent to the proposed sublease or assignment, as provided in Section 15.1(D).

(D)                               Landlord shall not unreasonably withhold, condition or delay its consent to the proposed sublease or assignment. Such consent shall be deemed to be reasonably withheld if: (i) in the reasonable judgment of Landlord the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building; (ii) in the reasonable judgment of Landlord the purposes for which the subtenant or assignee intends to use the Demised Premises or Subject Premises, as the case may be, are not in keeping with the standards of Landlord for the Building or the terms of this Lease, or are in violation of the terms of any other lease in the Building; (iii) Tenant is in default under this Lease; (iv) the proposed subtenant or assignee is a governmental unit (or subdivision or agency thereof); (v) the assignee or sublessee is not, in the sole judgment of Landlord, solvent or does not have unencumbered assets of a value at least equal to twice the projected costs of the obligations to be assumed for the unexpired term of this Lease; (vi) in the reasonable judgment of Landlord such a sublease or assignment would violate any term, condition, covenant, or agreement of the Landlord involving the Building, or any other tenant’s lease within it; or (vii) the proposed use or occupancy of the Demised Premises or Subject Premises, as the case may be, by the assignee or sublessee would either violate any applicable law, statute, ordinance, code or regulation or would impose any obligation upon Landlord to comply with any of the foregoing or increase Landlord’s obligation to comply with any of the foregoing. Notwithstanding anything to the contrary contained in this Lease, Tenant’s sole right and remedy in any dispute as to whether Landlord’s consent to a proposed sublease or proposed assignment has been unreasonably withheld shall be an action for declaratory judgment or specific performance and Tenant shall not be entitled to any damages if Landlord is adjudged to have unreasonably withheld such consent.

(E)                                 If Landlord grants consent to any assignment or sublease hereunder, it shall be upon and subject to the following terms: (i) the terms and conditions of this Lease shall in no way be deemed modified, abrogated or amended; (ii) Tenant shall pay Landlord a reasonable fee determined by Landlord for each sublease or assignment submitted, not to exceed Two Thousand Dollars ($2,000.00); and (iii) the consent shall not be deemed a consent to any further subletting or assignments by either Tenant, subtenants or assignees. In addition to the foregoing conditions, if Tenant shall assign this Lease, the assignee shall expressly assume all obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord by Tenant not later than fifteen (15) days prior to the effective date of the assignment; if Tenant shall sublease any portion or all of the Demised Premises as permitted herein, Tenant shall obtain and furnish to Landlord, not later than fifteen (15) days prior to the effective date of such sublease and in form satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request, in the event this Lease terminates before the expiration of the sublease. Tenant shall not be released from any obligations or liabilities under this Lease as a result of any assignment of this Lease or sublet of all or any portion of the Demised Premises.

(F)                                 If Tenant shall assign this Lease or sublet all or any portion of the Demised Premises pursuant to the terms of this Article 15, then Tenant shall pay Landlord as Additional Rent, fifty percent (50%) of the excess payments or other economic consideration whether denominated as rent or otherwise (together with escalations) payable to Tenant under the sublease or assignment which might be in excess of the Fixed Rent plus Additional Rent payable to Landlord under this Lease (or, if only a portion of the Demised Premises is being sublet, the excess payments or other economic consideration allocable on a rentable square footage basis to the space sublet), less Tenant’s brokerage commission, the reasonable cost of improvements made by Tenant at Tenant’s cost without reimbursement by such assignee or subtenant in connection with such transfer, and legal fees not to exceed $2,000.00 paid in connection with any such assignment or sublease.

(G)                                Notwithstanding any to the contrary in this Lease, Tenant may, without Landlord’s prior written consent, but with prior notice to Landlord, sublet all or any portion of the Demised Premises or assign the Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant so long as such transferee remains a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or nonbankruptcy reorganization; or (iii) a purchaser of all of Tenant’s stock or assets. The above is referenced hereafter as “Permitted Transfer”. For the purpose of this Lease, sale of Tenant’s capital stock through any public exchange or issuances for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises.

ARTICLE XVI

BANKRUPTCY

16.1                           Bankruptcy. If at any time after the execution and delivery of this Lease, there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease, (a) if such event shall occur prior to the Commencement Date, shall ipso facto be cancelled and terminated, or (b) if such event shall occur on or after the Commencement Date, at the option of Landlord to be exercised within sixty (60) days after notice of the happening of any one or more of such events, may be cancelled and terminated, and in any such event of termination neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Demised Premises but shall forthwith quit and surrender the Demised Premises, and Landlord, in addition to the other rights and remedies granted by virtue of any other provision in this Lease or by virtue of any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

16.2                           Measure of Damages. In the event of the termination of this Lease pursuant to Section 16.1 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 17.

ARTICLE XVII

DEFAULT

17.1                           Events of Default. This Lease and the Term and estate hereby granted are subject to the limitation that:

(A)                              Whenever Tenant shall have failed to pay any installment of Rent, or any portion thereof when the same shall be due and payable, and Tenant shall have failed to pay same for a period of five (5) days after the due date of such payment; provided, however, the first two (2) times during any twelve (12) month period Rent is not received when due Landlord will give Tenant notice of such default; or

(B)                                Whenever Tenant shall have failed to comply with, shall have violated or shall be in default in the performance of any other provision of this Lease and Tenant shall have failed to cure such default (except a default under Section 17.1(E)) within thirty (30) days after notice from Landlord of such noncompliance, violation or default (in the case of a default which cannot with due diligence be cured within a period of thirty (30) days, Tenant shall have such additional time, but in no event to exceed ninety (90) days in the aggregate, to cure same as may reasonably be necessary, provided Tenant commences curing such default within the thirty (30)-day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after delivery of said notice); or

(C)                                Whenever Tenant shall abandon the Demised Premises and leave same abandoned for a period of fifteen (15) days; or

(D)                               Whenever any warranty, representation or statement made or furnished by Tenant to Landlord at any time in connection with this Lease or any other agreement to which Tenant and Landlord are parties is determined to have been intentionally false or misleading in any material respect when made or furnished;

then Landlord may exercise any of the following rights without further notice or demand of any kind to Tenant or any other person, except as required by applicable law:

(i)                                     The right of Landlord to terminate this Lease and Tenant’s right to possession of the Demised Premises and to reenter the Demised Premises, take possession thereof and remove all persons therefrom;

(ii)                                  The right of Landlord, to reenter the Demised Premises and occupy the whole or any part thereof for and on account of Tenant and to enforce all Landlord’s rights and remedies under California Civil Code Section 1951.4, including the right to collect any unpaid rentals and other charges, which have become payable, or which may thereafter become payable, without terminating this Lease and Tenant’s right to possession of the Demised Premises; or

(iii)                               The right of Landlord, even though it may have reentered the Demised Premises, in accordance with subparagraph (ii), to elect thereafter to terminate this Lease and Tenant’s right to possession of the Demised Premises.

Upon and after such entry into possession Landlord may, but shall have no obligation to, relet the Demised Premises, or any part thereof, for the account of Tenant, to any person, firm or corporation, other than Tenant, for such Rent, for such time and upon such terms as Landlord, in Landlord’s sole discretion, shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting.

17.2                           Damages. Should Landlord terminate this Lease and Tenant’s right to possession of the Premises due to a default by Tenant, Landlord may exercise all rights and remedies available to Landlord and California Civil Code Section 1951.2, including the right to recover from Tenant, as damages, all of the following:

(i)                                     The worth at the time of award of any unpaid rent and other sums due under the Lease which has been earned at the time of such termination;

(ii)                                  The worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental or other loss Tenant proves could have been reasonably avoided;

(iii)                               The worth at the time of award of the amount by which the unpaid rent and other sums due under the Lease for the balance of the Term after the time of award exceeds the amount of such rental or other loss that Tenant proves could be reasonably avoided;

(iv)                              Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and

(v)                                 Such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable law.

As used in subparagraphs (i) and (ii) of this Section 17.2, the “worth at the time of award” is computed by allowing interest at the then maximum rate allowed by the usury or similar law, if any. As used in subparagraph (iii) of this Section 17.2, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

All Rent, other than Monthly Fixed Rent, shall be for the purposes of calculating any amount due under the provisions of subparagraph (iii) of this Section 17.2, be computed on the basis of the average monthly amount thereof accruing during the immediately preceding twelve (12) month period, except that, if it becomes necessary to compute such rental before a twelve (12) month period has occurred, then such rental shall be computed on the basis of the average monthly amount accruing during such shorter period.

(B)                                If the Demised Premises shall be leased or re-let, Landlord shall credit Tenant with the net rents, if any, received by Landlord from such leasing or re-letting for any period prior to the Expiration Date, such net Rent to be determined by first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses incurred or paid by Landlord in terminating this Lease or of re-entering the Demised Premises and of securing possession thereof, as well as the expense of leasing and re-letting, including altering and preparing any portion of the Demised Premises as office use for new tenants, brokers’ commissions and all other expenses properly chargeable against the Demised Premises and the rental therefrom; but in no event shall Tenant be entitled to receive any excess of such net rents over the Rent, payable by Tenant to Landlord hereunder.

(C)                                Suit or suits for the recovery of any and all damages, or any installments thereof, provided for hereunder may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of this Article 17, or under provisions of any law, or had Landlord not re-entered the Demised Premises.

(D)                               Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled in any case other than those particularly provided for above.

17.3                           Waiver of Jury Trial. To the fullest extent permitted by the applicable law, the parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease or the interpretation thereof, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

17.4                           Default by Landlord. If Landlord defaults in the performance or observance of any of its covenants or obligations set forth in this Lease, Tenant shall give Landlord notice specifying in what manner Landlord has defaulted. If the default shall not be cured by Landlord thirty (30) days after the delivery of such notice, except that if the default cannot be cured within said thirty (30)-day period, said period shall be extended for a reasonable additional period of time, provided that Landlord commences to cure the default within the initial 30 day period and proceeds diligently thereafter to effect such cure, Tenant may declare an event of default. If Landlord has not commenced the subject repairs within five (5) days thereafter, or if an emergency arises, Tenant may, at its option, undertake to perform such repairs. Landlord agrees to reimburse Tenant up to Ten Thousand Dollars ($10,000.00) for the reasonable cost thereof promptly upon the receipt from Tenant of a detailed bill or statement for such costs. If the cost of the repairs undertaken by Tenant pursuant to this Section 17.4 exceeds Ten Thousand Dollars ($10,000.00), Tenant may not deduct the excess cost thereof from rent, but shall be entitled to collect the same from Landlord, provided it is ultimately agreed and/or determined in a court of law that the work was required, was Landlord’s obligation, and that the cost thereof was appropriate.

ARTICLE XVIII

SURRENDER

18.1                           Possession. Upon the expiration or earlier termination of this Lease, Tenant shall immediately quit and surrender possession of the Demised Premises in as good a state and condition as they were when entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted. Upon such surrender, all right, title and interest of Tenant in the Demised Premises shall cease.

18.2                           Merger. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, but shall, at Landlord’s option, terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and all known sublessees or subtenants in the Demised Premises or any part thereof.

ARTICLE XIX

HOLDING OVER

19.1                           Holding Over. If Tenant retains possession of the Demised Premises or any part thereof after the expiration or earlier termination of this Lease, Tenant shall pay as Rent a sum equal to one and one-half times the amount, including Monthly Fixed Rent and Additional Rent hereunder, payable for the month preceding such holding over computed on a daily basis for each day that Tenant remains in possession. Tenant shall also be liable for and shall pay to Landlord all direct damages sustained by reason of Tenant’s holding over. The provisions of this section do not waive Landlord’s right of re-entry or right to regain possession by actions at law or in equity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant’s remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

ARTICLE XX

REMEDIES CUMULATIVE

20.1                           No Waiver. No waiver by Landlord or Tenant of a breach of any covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver of any future breach of the same or any other covenant, agreement, obligation or condition hereof. No receipt of money by Landlord from Tenant after notice of default, or after the termination of this Lease or the commencement of any suit or final judgment of possession of the Demised Premises, shall reinstate, continue or extend the term of this Lease or affect any notice, demand or suit. The rights and remedies hereby created are cumulative, and the use of one remedy shall not be construed to exclude or waive the right to the use of another, or exclude any other right or remedy allowed by law.

ARTICLE XXI

ESTOPPEL CERTIFICATE, SUBORDINATION, ATTORNMENT

21.1                           Estoppel Certificate. Tenant shall at any time upon the request of Landlord, execute and deliver in recordable form and in substance reasonable satisfactory to Landlord and Tenant, an estoppel certificate certifying: the date Tenant accepted occupancy of the Demised Premises; the date to which Rent has been paid; the amount of any Security Deposit; that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, describing the same) and that there are no defenses or offsets thereto or defaults of Landlord under this Lease (or if any be claimed, describing the same); and, if true, such other matters as Landlord may reasonably request. Tenant’s failure to deliver such certificate within ten (10) days of the demand therefor shall be a default under this Lease.

21.2                           Subordination. This Lease is and shall be subject and subordinate to all ground or underlying leases, mortgages and deeds of trust which now or hereafter affect the

Land, Building and/or any ground or underlying leases thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, that notwithstanding such subordination, so long as Tenant is not in default under any of its obligations under this Lease, Tenant’s quiet enjoyment of the Demised Premises pursuant to the terms and conditions of this Lease shall not be disturbed by the holder of any such superior instrument. In confirmation of such subordination, Tenant will execute and deliver upon demand of Landlord any and all instruments desired by Landlord subordinating this Lease to such lease, mortgage or deed of trust provided Tenant receives a nondisturbance agreement on the lessor’s or lender’s standard form (provided such form does not materially increase Tenant’s obligations or decrease Tenant’s rights under the Lease, e.g. a notice provision would not be deemed to increase Tenant’s obligations under the Lease), pursuant to which such holder agrees to recognize Tenant’s tenancy hereunder on all the terms contained herein so long as Tenant is not in default thereunder beyond the applicable cure period. If Tenant fails to execute and deliver said instruments within ten (10) days after notice from Landlord requesting the execution thereof, the same shall be a default under this Lease. Any fees charged by the lender for obtaining the agreement shall be paid one half by Landlord and one half by Tenant.

21.3                           Attornment. Tenant agrees that, at the option of the landlord under any ground lease now or hereafter affecting the real property of which Premises forms a part, Tenant shall attorn to said landlord in the event of the termination or cancellation of such ground lease and if requested by said landlord, enter into a new lease with said landlord (or a successor ground-lessee designated by said landlord) for the balance of the term then remaining hereunder upon the same terms and conditions as those herein provided.

21.4                           Mortgages. Tenant covenants and agrees that, if by reason of default under any mortgage or deed of trust which may now or hereafter affect the Land and/or the Building, the mortgagee thereunder enters into and becomes possessed of the said mortgaged property either through possession or foreclosure action or proceeding, or in the event of the sale of the said mortgaged property as a result of any action or proceeding to foreclosure the said mortgage, Tenant will attorn to the mortgagee or such then owner as its landlord under this Lease. Tenant agrees to execute and deliver, at any time and from time to time, upon the request of the mortgagee or the then owner of the said mortgaged property of which the Demised Premises forms a part any instrument which may be necessary or appropriate to evidence such attornment and Tenant’s failure to execute and deliver said instruments within ten (10) days after notice from Landlord requesting the execution thereof shall be a default under this Lease. Tenant further waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right of election to terminate this Lease or to surrender possession of the Demised Premises in the event any proceeding is brought by the mortgagee under any such mortgage to terminate the same, and agrees that this Lease shall not be affected in any way whatsoever by any such proceeding.

ARTICLE XXII

QUIET ENJOYMENT

22.1                           Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon payment by Tenant of the Rent hereunder and upon the observance and performance of all of the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, free of all claims from Landlord, but subject, nevertheless, to the terms and conditions of this Lease (including, without being limited to, the provisions of Article 21).

ARTICLE XXIII

NOTICES

23.1                           Notices. Whenever any notice or consent is required or permitted hereunder, such notice or consent shall be in writing. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered (a) upon receipt or refusal of receipt when sent by recognized overnight courier or (b) upon receipt or refusal of receipt when deposited in the United States Mail, postage prepaid, Registered or Certified Mail, Return Receipt Requested, addressed to the parties hereto at the addresses set forth in Article 1, or at such other addresses as they have theretofore specified by notice delivered in accordance herewith.

ARTICLE XXIV

MISCELLANEOUS PROVISIONS

24.1                           Time. Time is and shall be of the essence of this Lease and all its provisions.

24.2                           Applicable Law and Construction.

(A)                                            This Lease shall be governed by and construed under the laws of the State of California.

(B)                                              The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though fully expressed. If there is more than one person or entity who or which are Tenant under this Lease, the obligations imposed upon Tenant under this Lease shall be joint and several. The relationship between Landlord and Tenant created hereunder shall be that of lessor and lessee and nothing herein shall be construed as creating any joint venture or partnership. The captions used in this Lease are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

24.3                           Parties Bound. It is agreed that this Lease, and each and all the covenants and obligations hereof, shall be binding upon and inure to the benefit of, as the case may be, the parties hereto, their respective heirs, executors, administrators, successors and assigns, subject to all agreements and restrictions herein contained with respect to assignment or other transfer of Tenant’s interest herein.

24.4                           No Representations by Landlord. Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Property or the Building, the Demised Premises, permissible uses of Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Demised Premises except as herein expressly set forth, and no rights, easements, or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition, and agrees to accept the same “as is,” subject to Landlord’s representations and warranties expressly set forth herein. All understandings and agreements heretofore made between the parties hereto are merged in this Lease, which alone fully and completely expresses the agreement between Landlord and Tenant, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it, in whole or in part, or a surrender of this Lease or of the Demised Premises or any part thereof or of any interest of Tenant therein unless such executory agreement is in writing and signed by Landlord and Tenant.

24.5                           Brokers. Tenant warrants that it has had no dealings with any broker, agent or any other person in connection with the negotiation or execution of this Lease other than the broker(s) identified in Article 1. Tenant agrees to indemnify and hold harmless Landlord from and against any and all cost, expense, or liability for commissions or other compensation and charges claimed by any broker or agent (other than the broker(s) identified in Article 1) with respect to this Lease on account of Tenant’s acts.

24.6                           Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair the validity of any other provision.

24.7                           Force Majeure. In the event either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lock-outs, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature beyond the reasonable control of the affected party, in performing work or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay.

24.8                           Definition of Landlord. As used in this Lease, the term “Landlord” shall mean only the owner, or the mortgagee in possession, for the time being, of the Building and the Land or the owner of a lease of the Building or of the Land and the Building, so that in the event of any sale of the Building or of the Land and the Building or of said Lease, or in the event of a lease of the Building or of the Land and the Building, where such successor assumes the obligations of Landlord under this Lease, including continuing preexisting repair obligations, said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder to be performed or observed except for preexisting monetary obligations and Landlord’s indemnity, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and any such purchaser or lessee, that such purchaser or lessee has assumed and agreed to performed and observe any and all covenants and obligations of Landlord hereunder except for preexisting monetary obligations and Landlord’s indemnity.

24.9                           No Option. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Demised Premises, and this Lease becomes effective as a lease only upon execution and delivery thereof by Landlord and Tenant.

24.10                     Exculpatory Clause. All separate and personal liability of Landlord or any trustee, director, officer, partner or principal (disclosed or undisclosed) thereof of every kind or nature, if any, is waived by Tenant, and by every person now or hereafter claiming by, through or under Tenant; and Tenant shall look solely to Landlord’s estate in the Property, and, subject to the rights of any prior lender, the rents therefrom, for the payment of any claim against Landlord except and only except Landlord’s failure to fund the Construction Allowance.

24.11                     No Recording. Tenant shall not record this Lease, or any portion or any reference hereto. In the event Tenant records this Lease, or permits or causes this Lease, or any portion hereof or reference hereto to be recorded, this Lease shall terminate at Landlord’s option or Landlord may declare a default hereunder and pursue any and all of its remedies provided in this Lease.

24.12                     No Light, View or Air Easements. Any diminution or shutting off of light, view or air by any structure which may be erected on lands adjacent to the Property shall in no way affect this Lease or impose any liability on Landlord.

24.13                     Financial Statements. Tenant, within fifteen (15) days after request, shall provide Landlord with a current financial statement and such other information as Landlord may reasonably request in order to create a “business profile” of Tenant and determine Tenant’s ability to fulfill its obligations under this Lease. Landlord, however, shall not require Tenant to provide such information unless Landlord is requested to produce the information in connection with a proposed financing or sale of the Building.

24.14                     Right of First Offer. If during the Term, but subject to the rights of existing tenants, office space on the first floor of the Building becomes available for lease (the “Available Space”), Landlord shall give Tenant notice of such Available Space, identifying the same and specifying the basic terms and conditions on which Landlord proposes to lease such Available Space (the “Availability Notice”); provided, however, if Available Space becomes available during the first five (5) years of the initial Term of this Lease, the Monthly Fixed Rent for such Available Space shall be at the rate as set forth in Article I and Landlord shall provide Tenant with an improvement allowance equal to the ratio of the number of months remaining in such initial five (5) year period over the number sixty (60) times Sixty Dollars ($60.00) per square foot of Available Space. Tenant shall then have ten (10) business days after its receipt of the Availability Notice in which Tenant may either give Landlord notice of Tenant’s acceptance of the Available Space on the terms and conditions specified in the Availability Notice (the

“Acceptance Notice”) or notice of a counteroffer by Tenant for the lease of such Available Space (the “Counteroffer Notice”). Prior to giving the Availability Notice to Tenant and for ten (10) business days thereafter, Landlord shall not enter into any lease of the Available Space with any other person. If during such ten (10) business day period:

(i)                                     Tenant gives Landlord an Acceptance Notice, Landlord and Tenant shall then promptly enter into an amendment of the Lease incorporating the terms of the Acceptance Notice, increasing the size of the Demised Premises to include the Available Space and to increase Tenant’s Proportionate Share to reflect the rentable square footage so added; or

(ii)                                  Tenant gives Landlord a Counteroffer Notice, Landlord shall then give Tenant notice either accepting such counteroffer (in which event, Landlord and Tenant shall promptly enter into an amendment of the Lease incorporating the terms of such counteroffer, increasing the size of the Premises to include the Available Space and to increase Tenant’s Proportionate Share to reflect the rentable square footage so added), or rejecting such counteroffer.

(iii)                               After expiration of such ten (10) business period, if Tenant has not given Landlord a timely Acceptance Notice or a timely Counteroffer Notice, then Landlord shall be free to lease the Available Space to any other person or entity on any terms and conditions. After expiration of such ten (10) business day period, if Tenant has given Landlord a timely Counteroffer Notice which Landlord has rejected, Landlord shall be free to lease such Available Space to any other person or entity on any terms and conditions; provided, however, Landlord shall not lease such Available Space to any other person or entity on basic economic terms materially less favorable to Landlord (in the aggregate) than those set forth in such Counteroffer Notice (or, if more than one was timely given, in the last such Counteroffer Notice) without first giving Tenant at least ten (10) business days prior notice of such proposed lease and the opportunity (during such ten (10) business day period by delivery of notice to Landlord) to agree to lease such Available Space on the same terms and conditions as those of such proposed lease. In determining whether terms are materially less favorable than the terms offered to Tenant, no terms other than rent, tenant improvement allowance (if any) and minimum term shall be considered and such economic terms shall not be deemed materially less favorable if such economic terms are no less than eighty-five percent (85%) of the Monthly Fixed Rent and tenant improvement allowance, respectively. None of the rights set forth in this Section 24.14 shall be exercisable or, if exercised, shall be effective if on the date of exercise of such right, or on the date the Demised Premises would be expanded, Tenant is in default hereunder beyond applicable grace and notice periods. Tenant shall have no rights with respect to any other leasable space within said building except as specifically provided in this Lease.

24.15                     Satellite Dish. Landlord hereby grants Tenant the nonexclusive right to use a portion of the exterior roof of the Building located in an area approved by Landlord, solely for the purpose of installing and operating a satellite dish and related satellite dish accessories as approved by Landlord (the “Equipment”) and for no other purpose. Tenant agrees to pay for all electricity consumed by the Equipment. Landlord shall permit Tenant reasonable access to the roof for the purposes permitted hereunder, during Normal Business Hours at the Building upon reasonable advance notice and scheduling through Landlord’s management and security personnel. Access after Normal Business Hours may be granted by Landlord in its reasonable discretion, and for such reasonable charges as Landlord shall impose. Landlord reserves the right to enter upon the roof, without notice, at any time for the purposes of inspecting the same, or making repairs, additions or alterations to the Building, or to exhibit the roof to prospective tenants, purchasers or others, or for any other reason not inconsistent with Tenant’s rights hereunder. In connection with exercising such rights, Landlord may temporarily disconnect and/or move the Equipment, if necessary.

Tenant shall not install the Equipment, or thereafter make any alterations, additions or improvements to the roof or the Equipment without Landlord’s prior written consent, which shall not be unreasonably withheld. Landlord shall approve or reject the proposed installation of the Equipment within a reasonable time after Tenant submits (1) plans and specifications for the installation of the Equipment, (2) copies of all required governmental and quasi-governmental permits, licenses, and authorizations, which Tenant shall obtain at its own expense, and (3) if required, the approval of Landlord’s structural engineer. Landlord may withhold approval if the installation or operation of the Equipment may damage the structural integrity of the Building, interfere with any service provided by Landlord or any occupant, detract from the appearance of the Building, or for any other reasonable ground. Landlord may require that any installation or other work be done under the supervision of Landlord’ employees or agents, and in a manner so as to avoid damage to the Building. All installation work shall be performed in a good and workmanlike manner, in accordance with all governmental requirements.

Upon expiration or termination of the Lease, Tenant shall disconnect and remove the Equipment and fully repair and restore the roof to the same or better condition than prior to installation of the Equipment, ordinary wear and tear, and damage from fire or other casualty not the fault of Tenant excepted. Tenant shall promptly and properly repair (or, at Landlord’s option, pay Landlord’s reasonable charges for repairing) during the Term and upon expiration or termination of the Lease, any roof leaks or other damage or injury to the roof or the Demised Premises (or contents thereof) or Building caused by Tenant’s use of the roof or its installation, use, maintenance or removal of the Equipment. If Tenant does not immediately repair such leaks, damage or injury, or does not remove the Equipment when so required, Tenant hereby authorizes Landlord to make such repairs and/or remove and dispose of the Equipment and Tenant shall promptly pay Landlord’s reasonable charges for doing so. Landlord shall not be liable for any property so disposed of or removed by Landlord.

Landlord does not represent or warrant that the roof will be suitable for Tenant’s purposes. Tenant acknowledges that Tenant has inspected the roof and agrees to accept the same hereunder “as is.” Tenant shall, at all times, comply with any applicable federal, state, county or local laws or ordinances, pertaining to Tenant’s use of the roof or the Equipment. Tenant shall not use the roof or the Equipment so as to interfere in any way with (1) the ability of Landlord or its tenants and occupants of the Building and neighboring properties to receive radio, television, telephone, microwave, short-wave, long-wave or other signals of any sort that are transmitted through the air or atmosphere, (2) the use of electric, electronic or other facilities, appliances, personal property and fixtures or (3) the use of any antennas, satellite dishes or other electronic or electric equipment or facilities currently or hereafter located on the roof or any floor or area of the Building. The Equipment shall be used only by or for the benefit of Tenant. Any use by other parties without the prior consent of Landlord, which consent may be arbitrarily withheld, is expressly prohibited.

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the 9th day of May, 2005.

LANDLORD:		TENANT:

PENLARK, L.P.		CNF INC.

By:	/s/ Karen Pell	By:	/s/ Douglas W. Stotlar

Name:	Karen Pell	Name:	Douglas W. Stotlar

Title:	Secretary/Treasury	Title:	President & CEO - CNF

[2ND FLOOR SPACE PLAN]

Exhibit A

[3RD FLOOR SPACE PLAN]

Exhibit A

EXHIBIT B

[INTENTIONALLY DELETED]

EXHIBIT C

RULES AND REGULATIONS

1.             Common Areas. Tenant will not obstruct the sidewalks, parking areas, halls, passages, exits, entrances, elevators, stairways or other common areas of the Property and the building, and Tenant will not use these areas for any purpose other than ingress and egress to and from the Demised Premises. These areas, except for the sidewalks and parking areas, are not open to the general public and Landlord reserves the right to control and prevent access to them of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety of the Property and its tenants, or who is intoxicated or under the influence of alcohol or drugs, or who shall in any manner do any act in violation of these rules and regulations.

2.             Signage. Subject to any express provisions in the Lease, no sign, placard, pictures, advertisement, name or notice visible from the exterior of the Demised Premises shall be inscribed, painted, printed, affixed or otherwise displayed by Tenant on or in any part of the outside or inside of the building without the written consent of the Landlord first had and obtained (such consent not to be unreasonably withheld, conditioned or delayed) and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. All approved signs or lettering shall be inscribed, painted, printed or affixed at the expense of Tenant by a person approved of by Landlord, said approval not to be unreasonably withheld. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall visible from outside the Demised Premises that is inconsistent with the operation and maintenance of a first class office building.

3.             Keys and Locks. Landlord shall furnish Tenant two (2) keys to each door or lock in the Demised Premises. Subject to Tenant’s rights under the Lease, Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Demised Premises, or on any other part of the building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key or a combination for any such lock. On termination of the Lease, Tenant will deliver all keys to any locks or doors in the Demised Premises or the building which Tenant has in its possession or under its control.

4.             No Access to Roof. Tenant has no right of access to the roof of the building and will not install, repair or place any antenna, aerial, aerial wires, fan, air conditioner or other device on the roof of the building without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event, Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys fees, arising from any activities of Tenant or its agents, employees, contractors or invitees on the roof of the building.

5.             Floor Load. Tenant shall not overload the floor of the Demised Premises or in any way deface the Demised Premises or any part thereof.

6.             Nuisances; Dangerous Substances. Neither the Tenant nor any agent, employee, contractor or invitee of Tenant shall use, keep or permit to be used or kept in the Demised Premises any foul or noxious gas or substance, kerosene, gasoline or inflammable or combustible fluid or material, or permit or suffer the Demised Premises or the Property’s Common Areas to be occupied or used in a manner that produces noise, odors, vibrations, and/or conduct that is inconsistent with the operation and maintenance of a first class office building, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Demised Premises or the Property.

7.             Miscellaneous Prohibited Uses. No cooking or similar food preparation shall be done or permitted by Tenant on the Demised Premises (other than to the extent contemplated by the Final Plans for the tenant improvements for the Demised Premises or otherwise approved by Landlord), nor shall the Demised Premises be used for the storage of merchandise held for sale or for the sale of merchandise to the general public, for washing clothes, for lodging, or for any improper; objectionable or immoral purposes.

8.             Heating and Air Conditioning. Tenant shall not use any method of heating or air conditioning other than that supplied by Building units.

9.             Electrical Installations. Landlord will direct Tenant’s electricians, if any, as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting for wires will be allowed without the prior written consent of the Landlord. The location of telephones call boxes, burglar alarms, smoke detectors and other office equipment affixed to the Demised Premises shall be subject to the prior written approval of Landlord.

10.           Plumbing Facilities. The toilet rooms, urinals, wash bowls-and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein, and the expense of any breakage, stoppage, or other damage resulting from a violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

11.           Office Closing Procedures. Tenant will be responsible for making sure that the doors of the Demised Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Demised Premises, so as to prevent waste or damage. Tenant will keep the doors to the building corridors closed at all times, except for normal ingress and egress.

12.           Building Directory. In any building in the Property occupied by more than one tenant, a directory will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

13.           Window Coverings. No curtains, draperies, blinds shutters, shades, awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in connection with any window of the Demised Premises without the prior written consent of Landlord.

14.           Use of Hand Trucks. Tenant will not use or permit to be used in the Demised Premises or the Common Areas of the building in which the Demised Premises are located any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve, and Tenant shall be liable for all damage to the Demised Premises and the Common Areas resulting from the use of any such equipment.

15.           Refuse. Tenant will store all its trash and garbage within the Demised Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Property is located without being in violation of any law, ordinance or rule governing such disposal. All trash and garbage removal will be only through Common Areas as are provided for such purposes and at such times as Landlord may designate.

16.           Landlord’s Control. Landlord shall have the right to control and operate the Common Areas of the Property including the public facilities and facilities furnished for the common use of tenants, and the heating and air conditioning and other services provided for tenants, in such manner as it deems best for the benefit of the tenants generally, provided that Landlord exercises its rights hereunder in a manner that is consistent with the operation and maintenance of a first class office building.

17.           Soliciting. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Property are prohibited and Tenant will cooperate to prevent same.

18.           Parking. Tenant will use and will cause its agents, employees, contractors and invitees to use the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the parking facility. Specifically, but without limitation, Tenant will not park, nor permit its agents, employees, contractors or invitees to park, in a manner that impedes access to and from the Property or any building or the parking facility that violates space reservations for handicapped drivers registered as such with the California Department of Motor Vehicles. Landlord may use such reasonable means as necessary, to enforce the directional signs and markings in the parking facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

19.           Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

20.           Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Demised Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Demised Premises closed.

21.           Sales and Auctions. Tenant will not display or sell merchandise outside the exterior walls and doorways of the Demised Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Demised Premises an advertising medium which may be heard or seen outside the Demised Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Demised Premises or elsewhere in the Property; whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

22.           Enforcement. Landlord shall enforce these rules in a reasonable, nondiscriminatory manner; provided, however, that this shall not preclude Landlord from waiving any one or more of these building rules for the benefit of any particular tenant or tenants so long as such waiver is reasonable under the circumstances, and no such waiver by Landlord will be construed as a waiver of such building rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these building rules against any or all of the tenants of the Property.

23.           Effect on Lease. These building rules are in addition to and shall not be construed to in anyway to modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these building rules constitutes a failure to fully perform the provisions of the Lease.

24.           Additional and Amended Rules. Landlord reserves the right to rescind or amend these building rules and/or to adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Property and for the preservation of good order therein; provided, however, that any such amendment or new rules shall not take effect upon less than fifteen (15) days prior notice to Tenant.